Exhibit 10.1

MASTER REPURCHASE AGREEMENT

(REPLEDGE FACILITY)

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as buyer
(“Buyer”), and

EXCEL MORTGAGE SERVICING, INC., as seller (“Seller”), and

INTEGRATED REAL ESTATE SERVICE CORP. and IMPAC MORTGAGE HOLDINGS,
INC., as guarantors (each a “Guarantor” and collectively, the “Guarantors”)

Dated September 18, 2013

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24.	Binding Effect; Governing Law; Jurisdiction	50

25.	No Waivers, Etc.	50

26.	Intent	51

27.	Disclosure Relating to Certain Federal Protections	52

28.	Power of Attorney	52

29.	Buyer May Act Through Affiliates	52

30.	Indemnification; Obligations	53

31.	Counterparts	53

32.	Confidentiality	54

33.	Recording of Communications	56

34.	Periodic Due Diligence Review	56

35.	Authorizations	58

36.	Acknowledgement Of Anti-Predatory Lending Policies	58

37.	Documents Mutually Drafted	58

38.	General Interpretive Principles	58

39.	Conflicts	59

SCHEDULES

Schedule 1 —	Representations and Warranties with Respect to Purchased Mortgage Loans

Schedule 2 —	Authorized Representatives

EXHIBITS

Exhibit A —	Reserved

Exhibit B —	Reserved

Exhibit C —	Reserved

Exhibit D —	Form of Power of Attorney

Exhibit E —	Form of Opinion of Seller’s and Guarantors’ Counsel

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Exhibit F —	Officer’s Certificate of the Seller and Corporate Resolutions of Seller

Exhibit G —	Seller’s and Guarantors’ Tax Identification Number

Exhibit H —	Existing Indebtedness

Exhibit I —	Escrow Instruction Letter

Exhibit J —	Form of Servicer Notice

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1.                                      Applicability

From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer Mortgage Loans (as hereinafter defined) on a servicing released basis against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans on a servicing released basis at a date certain or on demand, against the transfer of funds by Seller.  Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder.

2.                                      Definitions

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Acceptable State” means any state acceptable pursuant to Seller’s Underwriting Guidelines.

“Acceptable Underlying Repurchase Transaction” means an Underlying Repurchase Transaction with an Underlying Repurchase Counterparty in which all right, title and interest in each underlying Mortgage Loan sold to Seller pursuant to such Underlying Repurchase Transaction is documented by Underlying Repurchase Documents and as to which all of the representations and warranties set forth on Schedule 1, Part 2 are true and correct in all material respects.

“Accepted Servicing Practices” means, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located in accordance with applicable law.

“Act of Insolvency” means, with respect to any Person, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (b) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property; (c) the appointment of a receiver, conservator, or manager for such party by any governmental agency or authority having the jurisdiction to do so; (d) the making or offering by such party of a composition with its creditors or a general assignment for the benefit of creditors; (e) the admission by such party of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party, or shall have taken any action to displace the management of such party or to curtail its authority in the conduct of its business of such party.

“Additional Repurchase Assets” has the meaning set forth in Section 8.e hereof.

“Adjusted Tangible Net Worth” has the meaning set forth in the Pricing Side Letter.

“Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

“Aged Loan” has the meaning assigned to such term in the Pricing Side Letter.

“Agency” means Freddie Mac, Fannie Mae or GNMA, as applicable.

“Agency Approvals” has the meaning set forth in Section 14.w hereof.

“Agency Security” means a mortgage-backed security issued by an Agency.

“Aging Limit” has the meaning assigned to such term in the Pricing Side Letter.

“Agreement” means this Master Repurchase Agreement (Repledge Facility), as it may be amended, supplemented or otherwise modified from time to time.

“Agreement Repurchase Assets” has the meaning set forth in Section 8.a hereof.

“Appraised Value” means the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

“Asset Value” has the meaning assigned to such term in the Pricing Side Letter.

“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to Buyer.

“Bailee Letter” has the meaning assigned to such term in the Custodial Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“Business Day” means any day other than (i) a Saturday or Sunday; (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed or (iii) a public or bank holiday in New York City or California.

“Buydown Amount” has the meaning set forth in Section 5.c hereof.

“Buyer” means Credit Suisse First Boston Mortgage Capital LLC, and any successor or assign hereunder.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents” means (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of Buyer or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of Buyer or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by Buyer or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change in Control” means:

(a)                                 any transaction or event as a result of which IRES ceases to own, beneficially or of record, 100% of the stock of Seller;

(b)                                 any transaction or event as a result of which Impac ceases to own, beneficially or of record, 100% of the stock of IRES;

(c)                                  the sale, transfer, or other disposition of all or substantially all of Seller’s or any Guarantor’s assets (excluding any such action taken in connection with any securitization transaction); or

(d)                                 the consummation of a merger or consolidation of Seller or any Guarantor with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of Seller or either Guarantor immediately prior to such merger, consolidation or other reorganization.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committed Mortgage Loan” means a Mortgage Loan which is the subject of a Take-out Commitment with a Take-out Investor.

“Conforming High LTV Loan” means a Conforming Mortgage Loan with an LTV of 105% or higher but not to exceed 150%.

“Conforming Mortgage Loan” means a first lien Mortgage Loan originated in accordance with the criteria of an Agency for purchase of Mortgage Loans, including, without limitation, conventional Mortgage Loans, as determined by Buyer in its sole discretion.

“CSCOF” means, in the Buyer’s sole discretion, which may be confirmed by notice to the Seller (which may be electronic), for each day, the rate of interest (calculated on a per annum basis) determined by Buyer (which such determination shall be dispositive absent manifest error), equal to the overnight interest expense reasonably available to Buyer for borrowing funds. Such interest expense shall be calculated in substantially the same manner for all of Buyer’s residential mortgage loan repurchase agreement customers.

“Custodial Agreement” means each custodial agreement among an Underlying Repurchase Counterparty, Seller and Custodian, as each may be amended from time to time, and each in the form and substance approved by Buyer in writing in its sole discretion exercised in good faith and the related Custodial Repledgee Information Notice.

“Custodial Mortgage Loan Schedule” has the meaning assigned to such term in the applicable Custodial Agreement.

“Custodial Repledgee Information Notice” means the repledgee information notice delivered pursuant to the applicable Custodial Agreement.

“Custodian” means Deutsche Bank National Trust Company or such other party approved in writing by Buyer, which approval shall not be unreasonably withheld.

“Default” means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Due Date” means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Effective Date” means the date upon which the conditions precedent set forth in Section 10 shall have been satisfied.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any corporation or trade or business that, together with Seller or Guarantors is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as single employer described in Section 414 of the Code.

“Escrow Instruction Letter” means the Escrow Instruction Letter from Underlying Repurchase Counterparty to the Settlement Agent, in the form of Exhibit I hereto, as the same may be modified, supplemented and in effect from time to time.

“Escrow Payments” means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“ETA Repledgee Information Notice” means the repledgee information notice delivered pursuant to the applicable Underlying Electronic Tracking Agreement.

“Event of Default” has the meaning specified in Section 15 hereof.

“Event of Termination” means with respect to Underlying Repurchase Counterparty, Seller or Guarantors (a) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified with 30 days of the occurrence of such event, or (b) the withdrawal of Underlying Repurchase Counterparty, Seller, Guarantors or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (c) the failure by Underlying Repurchase Counterparty, Seller, Guarantors or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code (or Section 430(j) of the Code as amended by the Pension Protection Act) or Section 302(e) of ERISA (or Section 303(j) of ERISA, as amended by the Pension Protection Act), or (d) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Underlying Repurchase Counterparty, Seller, Guarantors or any ERISA Affiliate thereof to terminate any plan, or (e) the failure to meet requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (f) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (g) the receipt by Underlying Repurchase Counterparty, Seller, Guarantors or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (f) has been taken by the PBGC with respect to such Multiemployer Plan, or (h) any event or circumstance exists which may reasonably be expected to constitute grounds for Underlying Repurchase Counterparty, Seller, Guarantors or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430(k) of the Code with respect to any Plan.

“Existing Indebtedness” has the meaning specified in Section 13.a(23) hereof.

“Fannie Mae” means the Federal National Mortgage Association or any successor thereto.

“FHA” means the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA Approved Mortgagee” means a corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.

“FHA Loan” means a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance” means, mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

“FHA Mortgage Insurance Contract” means the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHA Regulations” means the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“FICO” means Fair Isaac & Co., or any successor thereto.

“Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Seller’s regulators.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor thereto.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.

“GNMA” means the Government National Mortgage Association and any successor thereto.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Underlying Repurchase Counterparty, Seller, Guarantors or Buyer, as applicable.

“Gross Margin” means, with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, or (b) obligations to make servicing advances in respect of a Mortgage Loan or Mortgaged Property.  The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.  The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” means IRES and Impac each in its capacity as guarantor under the Guaranty.

“Guaranty” means the guaranty of the Guarantors, dated as of the date hereof, as the same may be amended from time to time, pursuant to which each Guarantor fully and unconditionally guarantees the obligations of the Seller hereunder.

“High Cost Mortgage Loan” means a Mortgage Loan (a) classified as a “high cost” loan under the Home Ownership and Equity Protection Act of 1994; (b) classified as a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) having a percentage listed under the Indicative Loss Severity Column (the column that appears in the S&P Anti-Predatory Lending Law Update Table, included in the then-current S&P’s LEVELS® Glossary of Terms on Appendix E).

“Impac” means Impac Mortgage Holdings, Inc. and any successor or assign permitted under the Guaranty.

“Income” means, with respect to any Purchased Mortgage Loan at any time until repurchased by the Seller, any principal and all interest received thereon or in respect thereof.

“Indebtedness” means, for any Person: at any time, and only to the extent outstanding at such time: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days after the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any Indebtedness arising hereunder; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness of general partnerships of which such Person is a general partner and (j) with respect to clauses (a)-(i) above both on and off balance sheet.

“Index” means, with respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the applicable Mortgage Interest Rate.

“Interest Only Adjustment Date” means, with respect to each Interest Only Loan, the date, specified in the related Mortgage Note on which the Monthly Payment will be adjusted to include principal as well as interest.

“Interest Only Loan” means a Mortgage Loan which only requires payments of interest for a period of time specified in the related Mortgage Note.

“Interest Rate Adjustment Date” means the date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.

“IRES” means Integrated Real Estate Service Corp. and any successor or assign permitted under the Guaranty.

“Jumbo Mortgage Loan” means a Mortgage Loan with an original principal balance in an amount in excess of the then applicable conventional conforming limits, including general limits and high-cost area limits, for Mortgaged Properties securing Mortgage Loans in such county or local area and which is also intended for purchase by Buyer or Buyer’s Affiliates; provided, however, that Jumbo Mortgage Loans shall not include any Mortgage Loan with an original principal balance in excess of $3,000,000.

“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Loan to Value Ratio” or “LTV” means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of such Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 12 months of the origination of such Mortgage Loan, the purchase price of the Mortgaged Property.

“Margin Call” has the meaning specified in Section 6.a hereof.

“Margin Deadline” has the meaning specified in Section 6.b hereof.

“Margin Deficit” has the meaning specified in Section 6.a hereof.

“Market Value” has the meaning assigned to such term in the Pricing Side Letter.

“Material Adverse Effect” means, as applicable, (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of, as applicable, Underlying Repurchase Counterparty, Seller, any Guarantor or any Affiliate that is a party to any Program Agreement taken as a whole; (b) a material impairment of the ability of Seller, any Guarantor or any Affiliate that is a party to any Program Agreement to perform under any Program Agreement and to avoid any Event of Default; (c) a material impairment of the ability of Underlying Repurchase Counterparty to perform under Underlying Repurchase Documents and to avoid any event of default thereunder; or (d) a material adverse effect upon the legality, validity, binding effect or enforceability of, as applicable, (i) any Program Agreement against Seller, any Guarantor or any Affiliate that is a party to any Program Agreement or (ii) against Underlying Repurchase Counterparty that is a party to any Underlying Repurchase Documents, in each case as determined by the Buyer in its sole good faith discretion.

“Maximum Available Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.

“MERS” means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS System” means the system of recording transfers of mortgages electronically maintained by MERS.

“Monthly Payment” means the scheduled monthly payment of principal and/or interest on a Mortgage Loan.

“Monthly Summary Report” means the report comprised of a “scorecard” and a “report card” in form and substance mutually agreed upon by Buyer and Seller, together with such other documents as mutually agreed upon by Buyer and Seller, with respect to each of Seller’s customers.

“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.

“Mortgage” means each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage File” means, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan and set forth in an exhibit to the applicable Custodial Agreement.

“Mortgage Interest Rate” means the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

“Mortgage Interest Rate Cap” means, with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

“Mortgage Loan” means any first lien closed Conforming Mortgage Loan, Conforming High LTV Loan, FHA Loan, Jumbo Mortgage Loan or VA Loan which is a fixed or floating-rate, one-to-four-family residential mortgage or home equity loan evidenced by a promissory note and secured by a first lien mortgage, which satisfies the requirements set forth in the Underwriting Guidelines and Section 13.b hereof; provided, however, that, except with respect to Conforming High LTV Loans and as expressly approved in writing by Buyer, Mortgage Loans shall not include any “high-LTV” loans (i.e., a mortgage loan having a loan-to-value ratio in excess of (a)  with respect to FHA Loans or VA Loans, 97%, (b) with respect to Conforming Mortgage Loans (other than Conforming High LTV Loans), up to but not including 97% (provided that Conforming Mortgage Loans with an LTV of 80% or higher must be covered by primary mortgage insurance) or (c) such lower percentage set forth in the Underwriting Guidelines) or any High Cost Mortgage Loans and; provided, further, that the related Purchase Date is no more than thirty (30) days following the origination date.

“Mortgage Loan Documents” means the documents in the related Mortgage File to be delivered to the Custodian.

“Mortgage Loan Schedule” means, with respect to any Transaction as of any date, a mortgage loan schedule in the form of a computer tape or other electronic medium generated by Seller, and delivered to Buyer and Custodian, which provides information required by Buyer to enter into Transactions relating to the Purchased Mortgage Loans in a format acceptable to Buyer.

“Mortgage Note” means the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” means the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” means the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Net Income” means, for any period and any Person, the net income of such Person for such period as determined in accordance with GAAP.

“Net Worth” means, with respect to any Person, an amount equal to, on a consolidated basis, such Person’s stockholder equity (determined in accordance with GAAP).

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Non-Performing Mortgage Loan” means (a) any Mortgage Loan for which any payment of principal or interest is more than twenty-nine (29) days past the Due Date, (b) any Mortgage Loan with respect to which the related Mortgagor is in bankruptcy or (c) any Mortgage Loan with respect to which the related Mortgaged Property is in foreclosure.

“Non-Utilization Fee” has the meaning assigned to such term in the Pricing Side Letter.

“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Price Differential Payment Date, and other obligations and liabilities, to Buyer or Custodian arising under the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer in order to preserve any Purchased Mortgage Loan or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Mortgage Loan, or of any exercise by Buyer of its rights under the Program Agreements, including, without limitation, attorneys’ fees and disbursements and court costs; (d) all of Seller’s indemnity obligations to Buyer or Custodian or both pursuant to the Program Agreements; and (e) all of Seller’s and each Guarantor’s obligations under the Primary Repurchase Agreement and other Primary Repurchase Documents.

“OFAC” has the meaning set forth in Section 13.a(27) hereof.

“Officer’s Compliance Certificate” has the meaning assigned to such term in the Pricing Side Letter.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Protection Act” means the Pension Protection Act of 2006.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“Post Default Rate” has the meaning assigned to such term in the Pricing Side Letter.

“Power of Attorney” means a Power of Attorney substantially in the form of Exhibit D hereto.

“Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the product of (a) the Pricing Rate for such Transaction and

(b) the Purchase Price for such Transaction, calculated daily on the basis of a 360-day year for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date adjusted as provided by Section 5.c hereof.

“Price Differential Payment Date” means, with respect to a Purchased Mortgage Loan, the 5th day of the month following the related Purchase Date and each succeeding 5th day of the month thereafter; provided, that, with respect to such Purchased Mortgage Loan, the final Price Differential Payment Date shall be the related Repurchase Date; and provided, further, that if any such day is not a Business Day, the Price Differential Payment Date shall be the next succeeding Business Day.

“Pricing Rate” has the meaning assigned to such term in the Pricing Side Letter.

“Pricing Side Letter” means, the letter agreement dated as of the date hereof, among Buyer, Seller and the Guarantors, as the same may be amended from time to time.

“Primary Repurchase Agreement” means that certain Master Repurchase Agreement, dated as of September 21, 2012, among Buyer, Guarantor and Seller, as amended from time to time.

“Primary Repurchase Documents” means “Program Agreements” as defined in the Primary Repurchase Agreement.

“Primary Repurchase Rights” has the meaning set forth in Section 8.e. hereof.

“Program Agreements” means, collectively, this Agreement, the Pricing Side Letter, the Guaranty, each Custodial Agreement for each Underlying Repurchase Counterparty, each Underlying Electronic Tracking Agreement for each Underlying Repurchase Counterparty, the Power of Attorney, the Servicing Agreement, if any, the Servicer Notice, the Custodial Repledgee Information Notices and the ETA Repledgee Information Notices.

“Prohibited Person” has the meaning set forth in Section 13.a(27) hereof.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” means the date on which Purchased Mortgage Loans are to be transferred by Seller to Buyer.

“Purchase Price” means the price at which each Purchased Mortgage Loan is transferred by Seller to Buyer, which shall equal:

(a)           on the Purchase Date, in the case of all Purchased Mortgage Loans, the applicable Purchase Price Percentage multiplied by the lesser of either: (x) the Market Value of such Purchased Mortgage Loan or (y) the outstanding principal amount thereof as set forth on the related Mortgage Loan Schedule;

(b)           on any day after the Purchase Date, except where Buyer and the Seller agree otherwise, the amount determined under the immediately preceding clause (a) decreased by the amount of any cash transferred by the Seller to Buyer pursuant to Section 6 hereof or applied to reduce the Seller’s obligations under Section 4(b) hereof.

“Purchase Price Percentage” has the meaning assigned to such term in the Pricing Side Letter.

“Purchased Mortgage Loans” means the collective reference to Mortgage Loans together with the Repurchase Assets related to such Mortgage Loans transferred by Seller to Buyer in a Transaction hereunder, listed on the related Mortgage Loan Schedule attached to the related Transaction Request, which such Mortgage Loans the Custodian has been instructed to hold pursuant to the Custodial Agreement and which Mortgage Loan has not been repurchased by Seller in accordance with the terms thereof.

“Qualified Insurer” means an insurance company duly authorized and licensed where required by law to transact insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

“Qualified Originator” means an originator of Mortgage Loans which is acceptable under the Underwriting Guidelines.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, Servicer, Guarantor, Custodian, Underlying Repurchase Counterparty or any other person or entity with respect to a Purchased Mortgage Loan.  Records shall include the Mortgage Notes, any Mortgages, the Mortgage Files, the credit files related to the Purchased Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan.

“REO Property” means real property, including a Mortgaged Property acquired through foreclosure of a Mortgage Loan or by deed in lieu of such foreclosure.

“Reporting Date” means the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

“Repurchase Assets” has the meaning assigned thereto in Section 8 hereof.

“Repurchase Date” means the earlier of (a) the Termination Date, (b) the date requested pursuant to Section 4(a) or (c) the date determined by application of Section 16 hereof.

“Repurchase Price” means the price at which Purchased Mortgage Loans are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the accrued but unpaid Price Differential as of the date of such determination.

“Request for Certification” means a notice sent to the Custodian reflecting the sale of one or more Purchased Mortgage Loans to Buyer hereunder.

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.

“S&P” means Standard & Poor’s Ratings Services, or any successor thereto.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Seller” means Excel Mortgage Servicing, Inc. or its permitted successors and assigns.

“Servicer” means any servicer approved by Buyer in its sole discretion, which may be LoanCare, Underlying Repurchase Counterparty or Seller.

“Servicer Notice” means the notice to the Servicer, to the extent that the Servicer is a party other than an Underlying Repurchase Counterparty or Seller, substantially in the form of Exhibit K hereto.

“Servicing Agreement” means any servicing agreement entered into among Seller and a third party Servicer as the same may be amended from time to time.

“Servicing Rights” means rights of any Person to administer, service or subservice, the Purchased Mortgage Loans or to possess related Records.

“Settlement Agent” means, with respect to any Transaction the subject of which is a Wet-Ink Mortgage Loan, the entity approved by Buyer, in its sole good-faith discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated.  A Settlement Agent is deemed approved unless Buyer notifies Seller otherwise at any time electronically or in writing.

“SIPA” means the Securities Investor Protection Act of 1970, as amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Take-out Commitment” means a commitment of Underlying Repurchase Counterparty to either (a) sell one or more identified Mortgage Loans to a Take-out Investor or (b) (i) swap one or more identified Mortgage Loans with a Take-out Investor that is an Agency for an Agency Security, and (ii) sell the related Agency Security to a Take-out Investor, and in each case, the corresponding Take-out Investor’s commitment back to Underlying Repurchase Counterparty to effectuate any of the foregoing, as applicable. With respect to any Take-out Commitment with an Agency, the applicable agency documents list Buyer as sole subscriber to the Agency Security and such Agency Security is delivered to an account specified by Buyer.

“Take-out Investor” means (a) an Agency, (b) Seller or (c) other institution which has made a Take-out Commitment and has been approved by Buyer.

“Termination Date” has the meaning assigned to such term in the Pricing Side Letter.

“Test Period” has the meaning assigned to such term in the Pricing Side Letter.

“Transaction” has the meaning set forth in Section 1 hereof.

“Transaction Request” means a request via email from Seller to Buyer notifying Buyer that Seller wishes to enter into a Transaction hereunder that indicates that it is a Transaction Request under this Agreement.

“Trust Receipt” means, with respect to any Transaction as of any date, a receipt in the form attached as an exhibit to the applicable Custodial Agreement as the “Repledgee Trust Receipt”, which shall be issued and delivered to Buyer in its capacity as repledgee pursuant to the applicable Custodial Agreement.

“Underlying Electronic Tracking Agreement” means, to the extent applicable, each Electronic Tracking Agreement among an Underlying Repurchase Counterparty, Seller, MERS and MERSCORP Holdings, Inc., as the same may be amended from time to time, together with the related ETA Repledgee Information Notice executed by Seller, MERS, MERSCORP Holdings, Inc. and Buyer.

“Underlying Interest Rate Protection Agreement” means, with respect to any or all of the Purchased Mortgage Loans, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Underlying Repurchase Counterparty.

“Underlying Repurchase Counterparty” means the counterparty to an Underlying Repurchase Transaction, who has previously been approved, and has not been subsequently disapproved, by Buyer in writing in its sole discretion exercised in good faith in accordance with the provisions of Section 35 hereof, that has sold, or concurrently with a purchase of a Mortgage Loan by Buyer hereunder, will sell, such Mortgage Loan to Seller.

“Underlying Repurchase Documents” means the repurchase agreement, pricing letter, the applicable Custodial Agreement, the applicable Underlying Electronic Tracking Agreement, confirmations and all documents ancillary thereto that evidence an Underlying Repurchase Transaction in the form and substance approved by Buyer in writing in its sole discretion exercised in good faith with any material modifications approved by Buyer in writing in its sole discretion exercised in good faith.

“Underlying Repurchase Transaction” means a transaction between Seller and an Underlying Repurchase Counterparty whereby the Underlying Repurchase Counterparty sells one or more Mortgage Loans to Seller against the transfer of funds by Seller, with the simultaneous agreement by Seller to transfer to such Underlying Repurchase Counterparty such Mortgage Loans at a date certain against the transfer of funds by such Underlying Repurchase Counterparty, which Mortgage Loans are concurrently or consecutively purchased by Buyer hereunder.

“Underwriting Guidelines” means, as applicable, the Fannie Mae Single-Family Selling and Servicing Guide, the Freddie Mac Single-Family Seller/Servicer Guide, FHA Underwriting Guidelines or VA Underwriting Guidelines and such other guidelines as are identified and approved in writing by Buyer.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Approved Lender” means a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.

“VA Loan” means a Mortgage Loan which is subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vender loan sold by the VA.

“VA Loan Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.

“Wet-Ink Delivery Date” has the meaning assigned to such term in the Pricing Side Letter.

“Wet-Ink Documents” means, with respect to any Wet-Ink Mortgage Loan, the (a) Transaction Request and (b) the Mortgage Loan Schedule.

“Wet-Ink Mortgage Loan” means a Mortgage Loan which Seller is selling to Buyer simultaneously with the origination thereof.

3.                                      Program; Initiation of Transactions

a.                                            From time to time, in the sole discretion of Buyer, Buyer may purchase from Seller certain Mortgage Loans that have been either originated by Seller or purchased by Seller from other originators.  This Agreement is not a commitment by Buyer to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller.  Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.  All Purchased Mortgage Loans shall exceed or meet the Underwriting Guidelines, and shall be serviced by Seller or Servicer, as applicable.  The aggregate Purchase Price of Purchased Mortgage Loans subject to outstanding Transactions shall not exceed the Maximum Available Purchase Price.

b.                                            Seller shall request that Buyer enter into a Transaction by delivering (i) to Buyer, a Transaction Request (A) one (1) Business Day prior to the proposed Purchase Date for Mortgage Loans that are not Wet-Ink Mortgage Loans or (B) by 3:30 p.m. (New York City time) on the proposed Purchase Date for Wet-Ink Mortgage Loans and (ii) to Buyer and Custodian a Mortgage Loan Schedule, in accordance with the Custodial Agreement. In the event the Mortgage Loan Schedule provided by Seller contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Buyer shall provide written or electronic notice to Seller describing such error and Seller shall correct the computer data, reformat or properly align the computer fields itself and resubmit the Mortgage Loan Schedule as required herein.

c.                                             Reserved.

d.                                            Reserved.

e.                                             Upon the satisfaction of the applicable conditions precedent set forth in Section 10 hereof, all of Seller’s interest in the Repurchase Assets shall pass to Buyer on the Purchase Date, against the transfer of the Purchase Price to Seller.  Upon transfer of the Mortgage Loans to Buyer as set forth in this Section and until termination of any related Transactions as set forth in Sections 4 or 16 of this Agreement, ownership of each Mortgage Loan, including each document in the related Mortgage File and Records, is vested in Buyer; provided that, prior to the recordation by the Custodian as provided for in the Custodial Agreement record title in the name of Underlying Repurchase Counterparty to each Mortgage shall be retained by Underlying Repurchase Counterparty in trust, for the benefit of Buyer, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.  For the avoidance of doubt, with respect to the Wet-Ink Mortgage Loans, the Purchase Price shall be remitted directly to the Settlement Agent.

f.                                              With respect to each Wet-Ink Mortgage Loan, by no later than the Wet-Ink Delivery Date, Seller shall cause the related Settlement Agent to deliver to the Custodian the remaining documents in the Mortgage File, as more particularly set forth in the applicable Custodial Agreement.

4.                                      Repurchase

a.                                            Seller shall repurchase the related Purchased Mortgage Loans from Buyer on each related Repurchase Date.  In addition, Seller may repurchase Purchased Mortgage Loans without penalty or premium on any date.  If Seller intends to make such a repurchase, Seller shall give one (1) Business Day’s prior written notice to Buyer, designating the Purchased Mortgage Loans to be repurchased.  Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan (but liquidation or foreclosure proceeds received by Buyer shall be applied to reduce the Repurchase Price for such Purchased Mortgage Loan on each Price Differential Payment Date except as otherwise provided herein).  Seller is obligated to repurchase and take physical possession of the Purchased Mortgage Loans from Buyer or its designee (including the Custodian) at Seller’s expense on the related Repurchase Date.

b.                                            Provided that no Default shall have occurred and is continuing, and Buyer has received the related Repurchase Price upon repurchase of the Purchased Mortgage Loans, Buyer hereby releases its ownership interest hereunder in the Purchased Mortgage Loans (including, the Repurchase Assets related thereto).  The Purchased Mortgage Loans (including the Repurchase Assets related thereto) shall be delivered to Seller free and clear of any lien, encumbrance or claim. With respect to payments in full by the related Mortgagor of a Purchased Mortgage Loan, Seller agrees to promptly remit but in no event later than two (2) Business Days (or cause to be remitted) to Buyer the Repurchase Price with respect to such Purchased Mortgage Loan.  Buyer agrees to release its ownership interest in Purchased Mortgage Loans which have been prepaid in full after receipt of evidence of compliance with the immediately preceding sentence.

5.                                      Price Differential.

a.                                            On each Business Day that a Transaction is outstanding, the Pricing Rate shall be reset and, unless otherwise agreed, the accrued and unpaid Price Differential shall be settled in cash on each related Price Differential Payment Date.  Two Business Days prior to the Price Differential Payment Date, Buyer shall give Seller written or electronic notice of the amount of the Price Differential due on such Price Differential Payment Date.  On the Price Differential Payment Date, Seller shall pay to Buyer the Price Differential for such Price Differential Payment Date (along with any other amounts to be paid pursuant to Sections 7 hereof and Section 3 of the Pricing Side Letter), by wire transfer in immediately available funds.

b.                                            If Seller fails to pay all or part of the Price Differential by 3:00 p.m. (New York City time) on the related Price Differential Payment Date, with respect to any Purchased Mortgage Loan, Seller shall be obligated to pay to Buyer (in addition to, and together with, the amount of such Price Differential) interest on the unpaid Repurchase Price at a rate per annum equal to the Post Default Rate until the Price Differential is received in full by Buyer.

c.                                             Seller may remit to Buyer funds in an amount up to the outstanding Purchase Price of the Purchased Mortgage Loans, to be held as unsegregated cash margin and collateral for all Obligations under this Agreement (such amount, to the extent not applied to Obligations under this Agreement, the “Buydown Amount”).  The Buydown Amount shall be used by Buyer in order to calculate the aggregate Price Differential, which will accrue on the aggregate Purchase Price then outstanding minus the Buydown Amount, applied to Transactions involving the lowest Pricing Rate.  The Seller shall be entitled to request a drawdown of the Buydown Amount or remit additional funds to be added to the Buydown Amount no more than one time per week.  Without limiting the generality of the foregoing, in the event that a Margin Call or an Event of Default has occurred and is continuing, the Buyer shall be entitled to use any or all of the Buydown Amount to cure such circumstance or otherwise exercise remedies available to the Buyer without prior notice to, or consent from, the Seller.  Within two (2) Business Days’ after receipt of written request from Seller, and provided no Margin Call is outstanding and no Event of Default has occurred and is continuing, Buyer shall remit any portion of such Buydown Amount back to Seller.

6.                                      Margin Maintenance

a.                                            If at any time the outstanding Purchase Price of any Purchased Mortgage Loan subject to a Transaction is greater than the Asset Value of such Purchased Mortgage Loan subject to a Transaction (a “Margin Deficit”), then Buyer may by notice to Seller require Seller to transfer to Buyer cash in an amount at least equal to the Margin Deficit (such requirement, a “Margin Call”).

b.                                            Notice delivered pursuant to Section 6.a above may be given by any written or electronic means.  Any notice given before 1:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on such Business Day; notice given after 1:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 1:00 p.m. (New York City time) on the following Business Day (the foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”).  The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date.  Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

c.                                             In the event that a Margin Deficit exists with respect to any Purchased Mortgage Loan, Buyer may retain any funds received by it to which the Seller would otherwise be entitled hereunder, which funds (i) shall be held by Buyer against the related Margin Deficit and (ii) may be applied by Buyer against the Repurchase Price of any Purchased Mortgage Loan for which the related Margin Deficit remains otherwise unsatisfied.  Notwithstanding the foregoing, the Buyer retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 6.

7.                                      Income Payments

a.                                            If Income is paid in respect of any Purchased Mortgage Loan during the term of a Transaction, such Income shall be the property of Buyer.  Upon the occurrence and continuance of an Event of Default, Seller shall and shall cause Servicer and any Underlying Repurchase Counterparty to deposit all Income to the account set forth in Section 9, upon receipt thereof, in accordance with Section 12.c hereof.

b.                                            Provided no Event of Default has occurred and is continuing, on each Price Differential Payment Date, Seller shall remit to Buyer an amount equal to the Price Differential out of the interest portion of the Income paid in respect to the Purchased Mortgage Loans for the preceding month in accordance with Section 5 of this Agreement.

c.                                             Notwithstanding any provision to the contrary in this Section 7, promptly but in no event later than two (2) Business Days after receipt by Seller or Underlying Repurchase Counterparty of any prepayment of principal in full, with respect to a Purchased Mortgage Loan, Seller shall remit or cause to be remitted such amount to Buyer and Buyer shall immediately apply any such amount received by Buyer to reduce the amount of the Repurchase Price due upon termination of the related Transaction.

8.                                      Security Interest

a.                                            On each Purchase Date, Seller hereby sells, assigns and conveys all rights and interests in the Purchased Mortgage Loans identified on the related Mortgage Loan Schedule and the Repurchase Assets.  Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a perfected security interest in all of Seller’s right, title and interest in and to the Purchased Mortgage Loans, any Agency Security or right to receive such Agency Security when issued to the extent backed by any of the Purchased Mortgage Loans, the Records, and all related Servicing Rights, the Program Agreements (to the extent such Program Agreements and Seller’s right thereunder relate to the Purchased Mortgage Loans), any related Take-out Commitments, any Property relating to the Purchased Mortgage Loans, all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements (if any), Income, the Buydown Amount and any account to which such amount is deposited, Interest Rate Protection Agreements, accounts (including any interest of Seller in escrow accounts) and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges), general intangibles and other assets relating to the Purchased Mortgage Loans (including, without limitation, any other accounts) or any interest in the Purchased Mortgage Loans (excluding any rights and interests in or under the Underlying Repurchase Documents and the Underlying Repurchase Documents themselves), and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a

Transaction Request and/or Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Agreement Repurchase Assets”).

b.                                            The Seller and Guarantors each acknowledge that Seller has the right to service the Purchased Mortgage Loans.  For the avoidance of doubt, Seller grants, assigns and pledges to Buyer a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created.  The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and  Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

c.                                             Seller agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Buyer’s security interest created hereby.  Furthermore, the Seller hereby authorizes the Buyer to file financing statements relating to the Repurchase Assets, as the Buyer, at its option, may deem appropriate.  The Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.

d.                                            Seller acknowledges and agrees that its rights with respect to the Repurchase Assets (including without limitation its security interest in the Purchased Mortgage Loans and any other collateral purchased by Seller in an Underlying Repurchase Transaction and in which a security interest is granted to Buyer pursuant to this Section 8) are and shall continue to be at all times junior and subordinate to the rights of Buyer under this Agreement. Seller agrees that it will provide notice of any enforcement action or exercise of remedies it takes with respect to the Repurchase Assets at any time any such Repurchase Assets are owned by or pledged to Buyer under this Agreement.

e.                                             Buyer and Seller hereby agree that in order to further secure Seller’s Obligations hereunder, Seller hereby grants to Buyer a security interest in (i) Seller’s rights (but not its obligations) under the Primary Repurchase Documents including without limitation any rights to receive payments thereunder or any rights to collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Primary Repurchase Rights”) and (ii) all collateral however defined or described under the Primary Repurchase Documents to the extent not otherwise included under the definitions of Primary Repurchase Rights (such collateral, “Additional Repurchase Assets”; together with the Agreement Repurchase Assets, the “Repurchase Assets”).  Seller hereby delivers an irrevocable instruction to the Buyer under the Primary Repurchase Documents that upon receipt of notice of an Event of Default under this Agreement, the Buyer thereunder is authorized and instructed to remit to Buyer hereunder directly any amounts otherwise payable to Seller and to deliver to Buyer all collateral otherwise deliverable to Seller.  In furtherance of the foregoing, Seller hereby instructs, upon repayment of the outstanding purchase price under the Primary Repurchase Agreement and termination of all obligations of the Seller thereunder or other termination of the Primary Repurchase Documents following repayment of all obligations thereunder that the Buyer hereunder retain any collateral or repurchase assets (as such terms may be defined under the Primary Repurchase Documents) then in its possession or control; provided that this instruction shall only be applicable following the occurrence and during the continuance of an Event of Default.

9.                                      Payment and Transfer

Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer: Account No. 30872061, for the account of CSFB Buyer/Excel Repledge-Inbound Account, Citibank, ABA No. 021 000 089 or such other account as Buyer shall specify to Seller in writing.  Seller acknowledges that it has no rights of withdrawal from the foregoing account.  All Purchased Mortgage Loans transferred by one party hereto to the other party shall be in the case of a purchase by Buyer in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as Buyer may reasonably request.  All Purchased Mortgage Loans shall be evidenced by a Trust Receipt.  Any Repurchase Price received by Buyer after 4:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day.

10.                               Conditions Precedent

a.                                            Initial Transaction.  As conditions precedent to the initial Transaction, Buyer shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Buyer and duly executed by Seller, Guarantors and each other party thereto:

(1)                                 Program Agreements.  The Program Agreements duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(2)                                 Security Interest.  Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Mortgage Loans and other Repurchase Assets have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(3)                                 Organizational Documents.  A certificate of the corporate secretary of each of Seller and each Guarantor substantially in the form of Exhibit F hereto, attaching certified copies of Seller’s and Guarantors’ certificate of incorporation, bylaws and corporate resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.

(4)                                 Good Standing Certificate.  A certified copy of a good standing certificate from the jurisdiction of organization of Seller and Guarantors, dated as of no earlier than the date ten (10) Business Days prior to the Purchase Date with respect to the initial Transaction hereunder.

(5)                                 Incumbency Certificate.  An incumbency certificate of the corporate secretary of each of Seller and each Guarantor, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.

(6)                                 Opinion of Counsel.  An opinion of Seller’s and Guarantors’ counsel, (i) in form and substance substantially as set forth in Exhibit E attached hereto and (ii) as to safe harbor matters.

(7)                                 Underwriting Guidelines.  A true and correct copy of the Underwriting Guidelines certified by an officer of the Seller.

(8)                                 Fees.  Payment of any fees due to Buyer hereunder.

(9)                                 Insurance.  Evidence that Seller has added Buyer as an additional loss payee under the Seller’s Fidelity Insurance.

(10)                          Underlying Repurchase Documents.  Form of Underlying Repurchase Documents.

b.                                            All Transactions.  The obligation of Buyer to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

(1)                                 Due Diligence Review.  Without limiting the generality of Section 34 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Mortgage Loans and the applicable Underlying Repurchase Counterparty, Seller, Guarantors and the Servicer.

(2)                                 Required Documents.

(a)                                 With respect to each Purchased Mortgage Loan which is not a Wet-Ink Mortgage Loan, the Mortgage File has been delivered to the Custodian in accordance with the applicable Custodial Agreement.

(b)                                 With respect to each Wet-Ink Mortgage Loan, the Wet-Ink Documents have been delivered to Buyer or Custodian, as the case may be, in accordance with the applicable Custodial Agreement.

(3)                                 Transaction Documents.  Buyer or its designee shall have received on or before the day of such Transaction (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:

(a)                                 A Transaction Request and Mortgage Loan Schedule delivered by Seller pursuant to Section 3.b hereof.

(b)                                 The Request for Certification and the related Mortgage Loan Schedule delivered by Seller, and the Trust Receipt and Custodial Mortgage Loan Schedule delivered by Custodian.

(c)                                  Such certificates, opinions of counsel or other documents as Buyer may reasonably request.

(4)                                 No Default.  No Default or Event of Default shall have occurred and be continuing.

(5)                                 Requirements of Law.  Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions with a Pricing Rate based on CSCOF.

(6)                                 Representations and Warranties.  Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(7)                                 Underlying Electronic Tracking Agreement. To the extent Seller is selling Mortgage Loans with respect to an Underlying Repurchase Counterparty which are registered on the MERS® System, Seller shall have delivered (i) an Underlying Electronic Tracking Agreement with the applicable Underlying Repurchase Counterparty, Seller and MERS each as a party, entered into, duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver, (ii) the MERS Identification Numbers for each Mortgage Loan registered on the MERS® System, and (iii) the ETA Repledgee Information Notice executed by Seller, MERS, MERSCORP Holdings, Inc. and Buyer.

(8)                                 Material Adverse Change.  None of the following shall have occurred and/or be continuing:

(a)                                 Credit Suisse AG, New York Branch’s corporate bond rating as calculated by S&P or Moody’s has been lowered or downgraded to a rating below investment grade by S&P or Moody’s;

(b)                                 there shall have occurred (i) a material change in financial markets, an outbreak or escalation of hostilities or a material change in national or international political, financial or economic conditions; (ii) a general suspension of trading on major stock exchanges; or (iii) a disruption in or moratorium on commercial banking activities or securities settlement services;

(c)                                  an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(d)                                 an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

(e)                                  there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement.

(9)                                                         Underlying Repurchase Documents.  Seller shall provide a Transaction Request (as defined in the Underlying Repurchase Documents) or other comparable document, which shall reference the applicable Mortgage Loan Schedule which shall describe the Purchased Mortgage Loans. All Underlying Repurchase Documents and any Custodial Repledgee Information Notice or ETA Repledgee Information Notice, applicable to each Purchased Mortgage Loan have been duly executed and delivered by Seller and the Underlying Repurchase Counterparty and any other applicable party and are in form and substance satisfactory to Buyer in all material respects, in its sole discretion exercised in good faith.

(10)                          Acceptable Underlying Repurchase Transaction.  Such Mortgage Loan is sold to Seller by an Underlying Repurchase Counterparty pursuant to an Acceptable Underlying Repurchase Transaction.

(11)                          Escrow Instruction Letter. Evidence that an Escrow Instruction Letter has been delivered by Underlying Repurchase Counterparty to the related Settlement Agent.

11.                               Program; Costs

a.                                            Seller shall reimburse Buyer for any of Buyer’s reasonable out-of-pocket costs, including due diligence review costs and reasonable attorney’s fees, incurred by Buyer in determining the acceptability to Buyer of any Mortgage Loans.  Seller shall also pay, or reimburse Buyer if Buyer shall pay, any termination fee, which may be due any Servicer.  Seller shall pay the reasonable fees and expenses of Buyer’s counsel in connection with the Program Agreements.  Legal fees for any subsequent amendments to this Agreement or related documents shall be borne by Seller.  Seller shall pay ongoing custodial fees and expenses as set forth in the Custodial Agreement, and any other ongoing fees and expenses in accordance with the terms of the Program Agreements.

b.                                            If Buyer determines that, due to the introduction of, any change in, or the compliance by Buyer with (i) any eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to Buyer in engaging in the present or any future Transactions, then Seller agrees to pay to Buyer, from time to time, upon demand by Buyer (with a copy to Custodian) the actual cost of additional amounts as specified by Buyer to compensate Buyer for such increased costs.

c.                                             With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction on Seller’s behalf, whether or not such person is listed on the certificate delivered pursuant to Section 10.a(5) hereof.

d.                                            Notwithstanding the assignment of the Program Agreements with respect to each Purchased Mortgage Loan to Buyer, Seller agrees and covenants with Buyer to enforce diligently Seller’s rights and remedies set forth in the Program Agreements.

e.                                             Any payments made by Seller or any Guarantor to Buyer shall be free and clear of, and without deduction or withholding for, any taxes; provided, however, that if such payer shall be required by law to deduct or withhold any taxes from any sums payable to Buyer, then such payer shall (A) make such deductions or withholdings and pay such amounts to the relevant authority in accordance with applicable law, (B) pay to Buyer the sum that would have been payable had such deduction or withholding not been made, and (C) at the time Price Differential is paid, pay to Buyer all additional amounts as specified by Buyer to preserve the after-tax yield Buyer would have received if such tax had not been imposed, and otherwise indemnify Buyer for any such taxes imposed.

12.                               Servicing

a.                                            Seller, on Buyer’s behalf, shall contract with Servicer to, or if Seller is the Servicer, Seller shall, service the Mortgage Loans consistent with the degree of skill and care that Seller customarily requires with respect to similar Mortgage Loans owned or managed by it and in accordance with Accepted Servicing Practices.  The Seller and Servicer shall (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Buyer in any Mortgage Loans or any payment thereunder.  Buyer may terminate the servicing of any Mortgage Loan with the then existing Servicer in accordance with Section 12.e hereof.

b.                                            Seller shall and shall cause the Servicer to hold or cause to be held all escrow funds collected by Seller and Servicer with respect to any Purchased Mortgage

Loans in trust accounts and shall apply the same for the purposes for which such funds were collected.

c.                                             Seller shall and shall cause the Servicer to deposit all collections received by Servicer on the Purchased Mortgage Loans in the account set forth in Section 9 upon the occurrence and during the continuance of an Event of Default.

d.                                            In the event there is a third party Servicer and upon Buyer’s request, Seller shall provide promptly to Buyer a Servicer Notice addressed to and agreed to by the Servicer of the related Purchased Mortgage Loans, advising such Servicer of such matters as Buyer may reasonably request, including, without limitation, recognition by the Servicer of Buyer’s interest in such Purchased Mortgage Loans and the Servicer’s agreement that upon receipt of notice of an Event of Default from Buyer, it will follow the instructions of Buyer with respect to the Purchased Mortgage Loans and any related Income with respect thereto.

e.                                             Upon written notice, Buyer shall have the right to immediately terminate the Servicer’s right to service the Purchased Mortgage Loans without payment of any penalty or termination fee.  Seller and the Servicer shall cooperate in transferring the servicing of the Purchased Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion.

f.                                              If Seller should discover that, for any reason whatsoever, Seller or any entity responsible to Seller for managing or servicing any such Purchased Mortgage Loan has failed to perform fully Seller’s obligations under the Program Agreements or any of the obligations of such entities with respect to the Purchased Mortgage Loans, Seller shall promptly notify Buyer.

g.                                             For the avoidance of doubt, the Seller retains no economic rights to the servicing of the Purchased Mortgage Loans other than the Seller’s rights under the Servicing Agreement; provided that the Seller shall and shall cause the Servicer to continue to service the Purchased Mortgage Loans hereunder as part of its Obligations hereunder.  As such, the Seller expressly acknowledges that the Purchased Mortgage Loans are sold to Buyer on a “servicing released” basis.

13.                               Representations and Warranties

a.                                            Each of Seller and each Guarantor represents and warrants to Buyer as of the date hereof and as of each Purchase Date for any Transaction that:

(1)                                 Seller and Guarantors Existence.  Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California.  IRES has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland.  Impac has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(2)                                 Licenses.  Each of Seller and each Guarantor is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in default of such state’s applicable laws, rules and regulations.  Each of Seller and each Guarantor has the requisite power and authority and legal right to originate and purchase Mortgage Loans (as applicable) and to own, sell and grant a lien on all of its right, title and interest in and to the Mortgage Loans, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, each Program Agreement and any Transaction Request.  Seller is an FHA Approved Mortgagee and VA Approved Lender.

(3)                                 Power.  Each of Seller and each Guarantor has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

(4)                                 Due Authorization.  Each of Seller and each Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable.  Each Program Agreement has been (or, in the case of Program Agreements not yet executed, will be) duly authorized, executed and delivered by Seller and Guarantors, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Seller and Guarantors in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

(5)                                 Financial Statements.  The Seller has heretofore furnished to Buyer a copy of (a) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year of the Seller ended December 31, 2012 and the related consolidated statements of income and retained earnings and of cash flows for the Seller and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of Squar, Milner, Peterson, Miranda & Williamson, LLP and (b) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the quarterly fiscal period of the Seller ended June 30, 2013, and the related consolidated statements of income and retained earnings and of cash flows for the Seller and its consolidated Subsidiaries for such quarterly fiscal periods, setting forth in each case in comparative form the figures for the previous year.  All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Seller and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, year-end adjustments and cash flow statements) applied on a consistent basis.  Since December 31, 2012, there has been no material adverse change in the consolidated business, operations or financial condition of the Seller and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is Seller aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change.  The Seller has, on the date of the statements delivered pursuant to this Section (the “Statement Date”) no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Buyer in writing. Since December 31, 2012, there has been no material adverse change in the financial condition of each Guarantor from that set forth in said financial statements nor is any Guarantor aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change.

(6)                                 Event of Default.  There exists no Event of Default under Section 15.b hereof, which default gives rise to a right to accelerate Indebtedness as referenced in Section 15.b hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities.

(7)                                 Solvency.  Each of Seller and Guarantors is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business.  Neither Seller nor Guarantors intends to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets.  The amount of consideration being received by Seller upon the sale of the Purchased Mortgage Loans to Buyer constitutes reasonably equivalent value and fair consideration for such Purchased Mortgage Loans.  Seller is not transferring any Purchased Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.

(8)                                 No Conflicts.  The execution, delivery and performance by Seller and each Guarantor of each Program Agreement do not conflict with any term or provision of the formation documents or by-laws of Seller or Guarantors or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Seller or either Guarantor of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller or any Guarantor, which conflict would have a Material Adverse Effect and will not result in any violation of any such mortgage, instrument, agreement or obligation to which Seller or any Guarantor is a party.

(9)                                 True and Complete Disclosure.  All information, reports, exhibits, schedules, financial statements or certificates of Seller or Guarantors, or any of their officers furnished or to be furnished to Buyer in connection with the initial or any ongoing due diligence of Seller or Guarantors, or any officer thereof, negotiation, preparation, or delivery of the Program Agreements are true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All financial statements have been prepared in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, year-end adjustments and cash flow statements).

(10)                          Approvals.  No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by Seller or any Guarantor of each Program Agreement.

(11)                          Litigation.  There is no action, proceeding or investigation pending with respect to which the Seller or either Guarantor has received service of process or, to the best of Seller’s or either Guarantor’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated any Program Agreement, (C) making a claim individually in an amount greater than $1,000,000 or in an aggregate amount greater than $3,000,000, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of any Program Agreement.

(12)                          Material Adverse Change.  There has been no material adverse change in the business, operations, financial condition, properties or prospects of Seller, Guarantors or their Affiliates that are a party to a Program Agreement since the date set forth in the most recent financial statements supplied to Buyer as determined by Buyer in its sole discretion.

(13)                          Ownership.  Upon payment of the Purchase Price and the filing of the financing statement and delivery of the Mortgage Files to the Custodian and the Custodian’s receipt of the related Request for Certification, Buyer shall become the sole owner of the Purchased Mortgage Loans and related Repurchase Assets, free and clear of all liens and encumbrances other than Seller’s right to repurchase hereunder.

(14)                          Underwriting Guidelines.  The Underwriting Guidelines provided to Buyer are the true and correct Underwriting Guidelines of the Seller.

(15)                          Taxes.  Seller, Guarantors and their Subsidiaries have timely filed all tax returns that are required to be filed by them and have paid all taxes, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.  The charges, accruals and reserves on the books of Seller, Guarantors and their Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller or Guarantors, as applicable, adequate.

(16)                          Investment Company.  Neither Seller, Guarantors nor any of their Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(17)                          Chief Executive Office; Jurisdiction of Organization.  On the Effective Date, Seller’s chief executive office, is, and has been, located at 19500 Jamboree Road, Irvine, CA 92612.  On the Effective Date, Seller’s jurisdiction of organization is California.  Seller shall provide Buyer with thirty days advance notice of any change in Seller’s principal office or place of business or jurisdiction.  Seller has no trade name.  During the preceding five years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

(18)                          Location of Books and Records.  The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Mortgage Loans and the related Repurchase Assets is its chief executive office.

(19)                          Adjusted Tangible Net Worth.  On the Effective Date, Seller’s Adjusted Tangible Net Worth is not less than the amount set forth in Section 2.1 of the Pricing Side Letter.

(20)                          ERISA.  Each Plan to which Seller, Guarantors or their Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

(21)                          Adverse Selection.  Seller has not selected the Purchased Mortgage Loans in a manner so as to adversely affect Buyer’s interests.

(22)                          Agreements.  Neither Seller nor any Subsidiary of Seller is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 13.a(5) hereof.  Neither Seller nor any Subsidiary of Seller is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties, or financial condition of Seller as a whole.

(23)                          Other Indebtedness.  All Indebtedness (other than Indebtedness evidenced by this Agreement) of Seller existing on the date hereof is listed on Exhibit H hereto (the “Existing Indebtedness”).

(24)                          Agency Approvals.  With respect to each Agency Security and to the extent necessary, Seller is an FHA Approved Mortgagee, a VA Approved Lender and a GNMA Approved Lender. Seller is also approved by Fannie Mae as an approved lender and, to the extent previously approved, Freddie Mac as an approved seller/servicer, and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.  In each such case, Seller is in good standing, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur prior to the issuance of the Agency Security or the consummation of the Take-out Commitment, as the case may be, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA.  Should Seller for any reason cease to possess all such applicable approvals, or should notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA be required, Seller shall so notify Buyer immediately in writing.

(25)                          No Reliance.  Seller and each Guarantor has made its own independent decisions to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary.  Neither Seller nor any Guarantor is relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(26)                          Plan Assets.  Neither Seller nor Guarantors are an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Mortgage Loans are not “plan assets” within the meaning of 29 CFR §2510.3 101 as amended by Section 3(42) of ERISA, in the Seller’s hands, and transactions by or with Seller or Guarantors are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(27)                          No Prohibited Persons.  Neither the Seller nor the Guarantors nor any of their Affiliates, officers, directors, partners or members, is an entity or person (or to the Seller’s or Guarantors’ knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

(28)                          Servicing.  Seller (if Seller is Servicer) or Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

b.                                            With respect to (i) every Purchased Mortgage Loan, Seller and each Guarantor jointly and severally represents and warrants to Buyer as of the applicable Purchase Date for any Transaction and each date thereafter that each representation and warranty set forth on Part I of Schedule 1 is true and correct in all material respects and (ii) every Underlying Repurchase Transaction, Underlying Repurchase Document and Underlying Repurchase Counterparty, as applicable, Seller represents and warrants to Buyer as of the applicable Purchase Date for any Transaction and each date thereafter that each representation and warranty set forth on Part II of Schedule 1 is true and correct in all material respects.

c.                                             The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Mortgage Loans to Buyer and shall continue for so long as the Purchased Mortgage Loans are subject to this Agreement.  Upon discovery by Seller, Servicer or Buyer of any breach of any of the representations or warranties set forth in this Agreement, the party discovering such breach shall promptly give notice of such discovery to the others.  Buyer has the right to require Seller to repurchase within 1 Business Day after receipt of notice from Buyer any Purchased Mortgage Loan for which a breach of one or more of the representations and warranties referenced in Section 13.b exists and which breach has a material adverse effect on the value of such Mortgage Loan or the interests of Buyer.

14.                               Covenants

Seller and each Guarantor covenants with Buyer that, during the term of this facility:

a.                                            Litigation.  Seller and each Guarantor, as applicable, will promptly (to the extent not previously notified by Seller or either Guarantor), and in any event within ten (10) days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller, Guarantors or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than $1,000,000 or in an aggregate amount greater than $3,000,000 or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.  Seller and each Guarantor, as applicable, will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

b.                                            Prohibition of Fundamental Changes.  Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets (other than the sale of Mortgage Loans in the ordinary course of business); provided, that Seller may merge or consolidate with (a) any wholly owned subsidiary of

Seller, or (b) any other Person if Seller is the surviving corporation; and provided further, that if after giving effect thereto, no Default would exist hereunder.

c.                                             Servicing.  Seller shall not cause the Mortgage Loans to be serviced by any Servicer other than a Servicer expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Seller with the execution of this Agreement.

d.                                            Insurance.  The Seller or Guarantors shall continue to maintain, or cause to be maintained, for Seller and its Subsidiaries, Fidelity Insurance in an aggregate amount at least equal to $1,000,000.  The Seller or Guarantors shall maintain, or cause to be maintained, for Seller and its Subsidiaries, Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets.  The Seller or Guarantors shall notify the Buyer of any material change in the terms of any such Fidelity Insurance.

e.                                             No Adverse Claims.  Seller warrants and will defend, and shall cause any Servicer and each Underlying Repurchase Counterparty to defend, the right, title and interest of Buyer in and to all Purchased Mortgage Loans and the related Repurchase Assets against all adverse claims and demands.

f.                                              Assignment.  Except as permitted herein, neither Seller nor any Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Mortgage Loans or any interest therein, provided that this Section shall not prevent any transfer of Purchased Mortgage Loans in accordance with the Program Agreements.  Except as set forth herein, Seller shall not assign any of its rights under any Underlying Repurchase Documents to any Person.

g.                                             Security Interest.  Seller shall do all things necessary to preserve the Purchased Mortgage Loans and the related Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder.  Without limiting the foregoing, Seller will comply with all rules, regulations and other laws of any Governmental Authority and cause the Purchased Mortgage Loans, Underlying Repurchase Documents or the related Repurchase Assets to comply with all applicable rules, regulations and other laws.  Seller will not allow any default for which Seller is responsible to occur under any Purchased Mortgage Loans, or the related Underlying Repurchase Documents or the related Repurchase Assets or any Program Agreement and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Mortgage Loans or the related Repurchase Assets and any Program Agreement.

h.                                            Records.

(1)                                 Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Mortgage Loans in accordance with industry custom and practice for assets similar to the Purchased Mortgage Loans.  Seller or the Servicer of the Purchased Mortgage Loans will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Purchased Mortgage Loans and preserve them against loss.

(2)                                 For so long as Buyer has an interest in or lien on any Purchased Mortgage Loan, Seller will hold or cause to be held all related Records in trust for Buyer.  Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby.

(3)                                 Upon reasonable advance notice from Custodian or Buyer, Seller shall (x) make any and all such Records available to Custodian or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.

i.                                                Books.  Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Mortgage Loans to Buyer.

j.                                               Approvals.  Seller shall maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements, and Seller shall conduct its business strictly in accordance with applicable law.

k.                                            Material Change in Business.  Neither Seller nor Guarantors shall make any material change in the nature of its business as carried on at the date hereof.

l.                                                Underwriting Guidelines.  Without the prior written consent of Buyer, Seller shall not amend or otherwise modify the Underwriting Guidelines with respect to Mortgage Loans offered to Buyer hereunder.  Without limiting the foregoing, in the event that Seller makes any amendment or modification to the Underwriting Guidelines, Seller shall promptly deliver to Buyer a complete copy of the amended or modified Underwriting Guidelines.

m.                                        Distributions.  Neither Seller nor Guarantors shall pay any dividends greater than Net Income in any given calendar year other than with respect to quarterly payments to the holders of trust preferred obligations of Impac paid by Impac.  If an Event of Default has occurred and is continuing, neither Seller nor Guarantors shall pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller or Guarantors.

n.                                            Applicable Law.  Seller and each Guarantor shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

o.                                            Existence.  Seller and the Guarantors shall preserve and maintain their legal existence and all of their material rights, privileges, licenses and franchises.

p.                                            Chief Executive Office; Jurisdiction of Organization.  Seller shall not move its chief executive office from the address referred to in Section 13.a(17) or change its jurisdiction of organization from the jurisdiction referred to in Section 13.a(17) unless it shall have provided Buyer 30 days’ prior written notice of such change.

q.                                            Taxes.  Seller and each Guarantor shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

r.                                               Transactions with Affiliates.  Seller will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) except for intercompany transactions, otherwise permitted under the Program Agreements, (b) in the ordinary course of Seller’s business and (c) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section to any Affiliate.

s.                                              Guarantees.  Seller shall not create, incur, assume or suffer to exist any Guarantees, except (i) to the extent reflected in Seller’s financial statements or notes thereto; (ii) acting as a co-borrower with joint and several liability with respect to other mortgage warehouse facilities; and (iii) other Guarantees of Seller not to exceed $100,000.

t.                                               Indebtedness.  Seller shall not incur any additional material Indebtedness, other than (i) ordinary and typical daily costs and expenses for mortgage originators similarly situated as Seller and consistent with such expenses incurred by Seller prior to the date hereof; (ii) sources for mortgage loan financing (excluding Indebtedness for the acquisition of mortgage servicing rights); (iii) usual and customary accounts payable for a mortgage company and (iv) such other Indebtedness as Buyer may approve in its reasonable discretion.

u.                                            Reserved.

v.                                            True and Correct Information.  All information, reports, exhibits, schedules, financial statements or certificates of Seller and each Guarantor or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of Seller and Guarantors are and will be true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All required financial statements, information and reports delivered by Seller to Buyer pursuant to this

Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

w.                                          Agency Approvals.  Seller shall maintain its status with Fannie Mae as an approved lender and, to the extent previously approved, Freddie Mac as an approved seller/servicer, in each case in good standing (“Agency Approvals”).  Seller shall service all Purchased Mortgage Loans which are Committed Mortgage Loans in accordance with the applicable agency guide.  Should Seller, for any reason, cease to possess all such applicable Agency Approvals, or should notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA be required, such Seller shall so notify Buyer immediately in writing.  Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of their applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction.

x.                                            Take-out Payments.  With respect to each Committed Mortgage Loan, Seller shall arrange that all payments under the related Take-out Commitment shall be paid directly to Buyer at the account set forth in Section 9 hereof, or to an account approved by Buyer in writing prior to such payment. With respect to any Agency Take-out Commitment, if applicable, (1) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash Warehouse Delivery) such wire transfer instructions are identical to Buyer’s wire instructions or Buyer has approved such wire transfer instructions in writing in its sole discretion, or (2) the Payee Number set forth on Fannie Mae Form 1068 (Fixed-Rate, Graduated-Payment, or Growing-Equity Mortgage Loan Schedule) or Fannie Mae Form 1069 (Adjustable-Rate Mortgage Loan Schedule), as applicable, shall be identical to the Payee Number that has been identified by Buyer in writing as Buyer’s Payee Number or Buyer shall have previously approved the related Payee Number in writing in its sole discretion; with respect to any Take-out Commitment with an Agency, the applicable agency documents shall list Buyer as sole subscriber, unless otherwise agreed to in writing by Buyer, in Buyer’s sole discretion.

y.                                            Reserved.

z.                                             Plan Assets.  Neither Seller nor Guarantors shall be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and the Seller shall not use “plan assets” within the meaning of 29 CFR §2510.3 101, as amended by Section 3(42) of ERISA to engage in this Agreement or any Transaction hereunder. Transactions by or with Seller or Guarantors shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

aa.                                     Sharing of Information.  The Seller shall allow the Buyer to exchange information related to the Seller and the Transaction hereunder with third party lenders and the Seller shall permit each third party lender to share such information with the Buyer.

bb.                                     Negative Pledge.  Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate, or grant a security interest in or lien on or otherwise encumber any of the Underlying Repurchase Documents or any interest therein (except for Mortgage Loans subject thereto).

cc.                                       Reserved.

dd.                                     Quality Control.  Seller shall cause each Underlying Repurchase Counterparty to maintain an internal quality control program that verifies, on a regular basis, the existence and accuracy of all legal documents, credit documents, property appraisals, and underwriting decisions related to Mortgage Loans and shall provide a report on the results of such quality control program in the Officer’s Compliance Certificate provided pursuant to Section 17.b(3).  Such program shall be capable of evaluating and monitoring the overall quality of Seller’s loan production and servicing activities.  Such program shall (i) ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; (ii) guard against dishonest, fraudulent, or negligent acts; and (iii) guard against errors and omissions by officers, employees, or other authorized persons.

ee.                                       Financial Covenants.  Seller shall at all times comply with all financial covenants and/or financial ratios set forth in Section 2 of the Pricing Side Letter.

ff.                                         Most Favored Status.  Seller, Guarantors and the Buyer each agree that should Seller or Guarantors or any Affiliate thereof enter into a repurchase agreement or credit facility with any Person other than the Buyer or an Affiliate of the Buyer which by its terms provides more favorable terms to the Buyer with respect to any guaranties or financial covenants, including without limitation covenants covering the same or similar subject matter set forth in Sections 14.m and 14.ee hereof (a “More Favorable Agreement”), the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement; provided, that in the event that such More Favorable Agreement is terminated, upon notice by the Seller to the Buyer of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated.  In the event that all of Seller’s and its Affiliates’ repurchase agreements and credit facilities eliminate the guaranty of the Guarantors, upon notice by the Seller to the Buyer of such termination which is confirmed by the purchasers and lenders under such repurchase agreements and credit facilities, this Agreement shall automatically be amended to delete and exclude the Guaranty of the Guarantors; provided, that in the event that any of Seller’s or its Affiliates’ repurchase agreements or credit facilities thereafter contains a guaranty of the Guarantors, (i) Seller shall promptly notify Buyer that the original terms of this Agreement with respect to the Guaranty and the Guaranty are reinstated and (ii) the original terms of this Agreement with respect to the Guaranty and the Guaranty shall be deemed to be automatically reinstated, provided that notice shall not be a prerequisite to such reinstatement.  The Seller, the Guarantors, and the Buyer further agree to execute and deliver any new guaranties, agreements or amendments to this Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto.  Promptly upon Seller or Guarantors or any Affiliate thereof entering into a repurchase agreement or other credit facility with any Person other than the Buyer, the Seller shall deliver to the Buyer a true, correct and complete copy of such repurchase agreement, loan agreement, guaranty or other financing documentation.

gg.                                       No Amendments/Waivers of Underlying Repurchase Documents.  Without the prior written consent of Buyer, Seller shall not, and shall not agree, consent to or suffer to exist any amendment, modification, supplement, waiver or forbearance with respect to any of the Underlying Repurchase Documents or any of Seller’s rights thereunder; provided that the Seller may, with prior written notice to Buyer, agree, consent to or suffer to exist an amendment, modification, supplement, waiver or forebearance with respect to the “Concentration Limits”, “Pricing Rate” or “Purchase Price Percentage” (each as defined in the Underlying Repurchase Documents) or fees, in each case, in the Underlying Repurchase Documents.

15.                               Events of Default

Each of the following shall constitute an “Event of Default” hereunder:

a.                                            Payment Failure.  Failure of Seller to (i) make any payment of Price Differential or Repurchase Price or any other sum which has become due, on a Price Differential Payment Date or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document evidencing or securing Indebtedness of Seller to Buyer or to any Affiliate of Buyer, or (ii) cure any Margin Deficit when due pursuant to Section 6 hereof.

b.                                            Cross Default.  Seller, Guarantors or any of their Affiliates shall be in default under (i) any Primary Repurchase Document, (ii) any Indebtedness, in the aggregate, in excess of (x) $1,000,000 with respect to Seller, IRES or an Affiliate that is a party to a Program Agreement or (y) $2,000,000 with respect to Impac, in each case, which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (iii) any other contract or contracts, in the aggregate in excess of (x) $1,000,000 to which Seller, IRES or such Affiliate that is a party to a Program Agreement is a party or (y) $2,000,000 to which Impac is a party, in each case which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

c.                                             Assignment.  Assignment or attempted assignment by Seller or any Guarantor of this Agreement or any rights hereunder without first obtaining the specific written consent of Buyer, or the granting by Seller of any security interest, lien or other encumbrances on any Purchased Mortgage Loans to any person other than Buyer.

d.                                            Insolvency.  An Act of Insolvency shall have occurred with respect to Seller or any Guarantor.

e.                                             Material Adverse Change.  A Material Adverse Effect shall have occurred.

f.                                              Breach of Financial Representation or Covenant or Obligation. A breach by Seller or either Guarantor of any of the representations, warranties or covenants or obligations set forth in Sections 13.a(1), 13.a(7), 13.a(12), 13.a(19), 13.a(23), 14.b, 14.m, 14.o, 14.s, 14.t, 14.x, 14.z, 14.ee or 14.ff of this Agreement.

g.                                             Breach of Non-Financial Representation or Covenant.  A breach by Seller or any Guarantor of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 15.f above), if such breach is not cured within five (5) Business Days of Seller’s or Guarantors’ knowledge thereof (other than the representations and warranties set forth in Section 13.b and Schedule 1, which shall be considered solely for the purpose of determining Asset Value, the existence of a Margin Deficit and the obligation to repurchase such Mortgage Loan) unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Buyer in its sole discretion to be materially false or misleading on a regular basis, or (iii) Buyer, in its sole discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects the condition (financial or otherwise) of such party and its Subsidiaries, taken as a whole, then such breach shall constitute an immediate Event of Default and Seller shall have no cure right hereunder).

h.                                            Change of Control.  The occurrence of a Change in Control.

i.                                                Failure to Transfer.  Seller fails to transfer the Purchased Mortgage Loans to Buyer on the applicable Purchase Date (provided Buyer has tendered the related Purchase Price).

j.                                               Judgment.  A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against the Seller or any Guarantor by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days after the date of entry thereof.

k.                                            Government Action.  Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller or Guarantors, or shall have taken any action to displace the management of Seller or Guarantors or to curtail its authority in the conduct of the business of Seller or Guarantors, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller or Guarantors as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby, and such action provided for in this Section 15.k shall not have been discontinued or stayed within 30 days.

l.                                                Inability to Perform.  An officer of Seller or any Guarantor shall admit its inability to, or its intention not to, perform any of Seller’s Obligations hereunder or any Guarantor’s obligations hereunder or under the Guaranty.

m.                                        Security Interest.  This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Purchased Mortgage Loans or other Repurchase Assets purported to be covered hereby.

n.                                            Financial Statements.  Seller’s or Guarantors’ audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller or Guarantors as a “going concern” or a reference of similar import.

o.                                            Guarantor Breach.  A breach by any Guarantor of any material representation, warranty or covenant set forth in the Guaranty or any other Program Agreement, any “event of default” by any Guarantor under the Guaranty, any repudiation of the Guaranty by any Guarantor, or if the Guaranty is not enforceable against any Guarantor.

p.                                            Underlying Repurchase Documents and Underlying Repurchase Counterparties.  (A) Any material provision of any Underlying Repurchase Document shall at any time for any reason cease to be valid and binding or in full force and effect; or (B) the Underlying Repurchase Counterparty shall deny that it has any or further liability or obligation under any material provision of any Underlying Repurchase Document; or (C) the validity or enforceability of any material provision of any Underlying Repurchase Document shall be contested by any party thereto; unless in each case of clauses (A) through (C), the related Mortgage Loans subject to the Underlying Repurchase Document are repurchased by Seller within one (1) Business Day following notice or knowledge thereof.

An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

16.                               Remedies Upon Default

In the event that an Event of Default shall have occurred:

a.                                            Buyer may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency of Seller or any Guarantor), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled).  Buyer shall (except upon the occurrence of an Act of Insolvency) give written notice to Seller and Guarantors of the exercise of such option as promptly as practicable.

b.                                            If Buyer exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Section, (i) Seller’s obligations in such Transactions to repurchase all Purchased Mortgage Loans, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Section, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied, in Buyer’s sole discretion, to the aggregate unpaid Repurchase Prices for all outstanding Transactions and any other amounts owing by Seller hereunder, and (iii) Seller shall immediately deliver to Buyer the Mortgage Files relating to any Purchased Mortgage Loans subject to such Transactions then in Seller’s possession or control.

c.                                             Buyer also shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of Seller relating to the Purchased Mortgage Loans and all documents relating to the Purchased Mortgage Loans (including, without limitation, any legal, credit or servicing files with respect to the Purchased Mortgage Loans) which are then or may thereafter come in to the possession of Seller or any third party acting for Seller including the Servicers and any Underlying Repurchase Counterparty.  To obtain physical possession of any Purchased Mortgage Loans held by Custodian, Buyer shall present to Custodian a Trust Receipt.  Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for Seller’s failure to perform its obligations under this Agreement, Seller acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.

d.                                            Buyer shall have the right to direct all servicers then servicing any Purchased Mortgage Loans and each Underlying Repurchase Counterparty to remit all collections thereon to Buyer, and if any such payments are received by Seller, Seller shall not commingle the amounts received with other funds of Seller and shall promptly pay them over to Buyer.  Buyer shall also have the right to terminate any one or all of the servicers then servicing any Purchased Mortgage Loans with or without cause.  In addition, Buyer shall have the right to immediately sell the Purchased Mortgage Loans and liquidate all Repurchase Assets.  Such disposition of Purchased Mortgage Loans may be, at Buyer’s option, on either a servicing-released or a servicing-retained basis.  Buyer shall not be required to give any warranties as to the Purchased Mortgage Loans with respect to any such disposition thereof.  Buyer may specifically disclaim or modify any warranties of title or the like relating to the Purchased Mortgage Loans.  The foregoing procedure for disposition of the Purchased Mortgage Loans and liquidation of the Repurchase Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof.  Seller agrees that it would not be commercially unreasonable for Buyer to dispose of the Purchased Mortgage Loans or the Repurchase Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to the Purchased Mortgage Loans or the Repurchase Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Buyer shall be entitled to place the Purchased Mortgage Loans in a pool for issuance of mortgage-backed securities at the then -prevailing price for such securities and to sell such securities for such prevailing price in the open market.  Buyer shall also be entitled to sell any or all of such Mortgage Loans individually for the prevailing price. Buyer shall also be entitled, in its sole discretion to elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give the Seller credit for such Purchased Mortgage Loans and the Repurchase

Assets in an amount equal to the Market Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by the Seller hereunder.

e.                                             Upon the happening of one or more Events of Default, Buyer may apply any proceeds from the liquidation of the Purchased Mortgage Loans and Repurchase Assets to the Repurchase Prices hereunder and all other Obligations in the manner Buyer deems appropriate in its sole discretion.

f.                                              Seller shall be liable to Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

g.                                             To the extent permitted by applicable law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer’s rights hereunder.  Interest on any sum payable by Seller under this Section 16.g shall accrue at a rate equal to the Post-Default Rate.

h.                                            Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

i.                                                Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a) and (d) of this Section, at any time thereafter without notice to Seller.  All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

j.                                               Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process.  Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies.  Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

k.                                            Buyer shall have the right to perform reasonable due diligence with respect to Seller and the Mortgage Loans, which review shall be at the expense of Seller.

17.                               Reports

a.                                            Default Notices.  Seller and Guarantors shall each furnish to Buyer (i) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Seller or Guarantors hereunder which is given to Seller’s or Guarantors’ lenders and (ii) immediately, notice of the occurrence of any (A) Event of Default hereunder, (B) default or breach by Seller, Guarantors or any Servicer which is an Affiliate of any obligation under any Program Agreement or any material contract or agreement of Seller, Guarantors or any Servicer which is an Affiliate or (C) event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default or such a default or breach by such party.

b.                                            Financial Notices.  Seller and Guarantors shall each furnish to Buyer:

(1)                                 as soon as available and in any event within thirty (30) calendar days after the end of each calendar month, the unaudited consolidated balance sheets of Seller and Guarantors and their consolidated Subsidiaries as of the end of such period and the related unaudited consolidated statements of income and retained earnings for the Seller and Guarantors and their consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller and Guarantors, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Seller and Guarantors and its consolidated Subsidiaries in accordance with GAAP (other than solely with respect to footnotes, year-end adjustments) consistently applied, as at the end of, and for, such period;

(2)                                 as soon as available and in any event within ninety (90) days after the end of each fiscal year of Seller and Guarantors, the consolidated balance sheets of Seller and Guarantors and their consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Seller and Guarantors and their consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Buyer in its good faith discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Seller and Guarantors and their respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

(3)                                 at the time the Seller and Guarantors furnish each set of financial statements pursuant to Section 17.b(1) or (1) above, an Officer’s Compliance Certificate of a Responsible Officer of Seller and Guarantors in the form attached as Exhibit A to the Pricing Side Letter;

(4)                                 as soon as available and in any event within thirty (30) days after receipt thereof;

(a)                                 if applicable, copies of any 10-Ks, 10-Qs, registration statements and other “corporate finance” SEC filings (other than 8-Ks) by Seller and Guarantors, within 5 Business Days after their filing with the SEC; provided, that, Seller and Guarantors will provide Buyer with a copy of the annual 10-K filed with the SEC by Seller or Guarantors, no later than 90 days after the end of the year;

(b)                                 to the extent allowed by law, copies of relevant portions of all final written Agency, FHA, VA, Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) “report cards,” “grades” or other classifications of the quality of Seller’s or any Underlying Repurchase Counterparty’s or Guarantors’ operations;

(c)                                  such other information regarding the financial condition, operations, or business of the Seller, Guarantors and Underlying Repurchase Counterparties as Buyer may reasonably request; and

(d)                                 the particulars of any Event of Termination in reasonable detail.

c.                                             Notices of Certain Events.  As soon as possible and in any event within five (5) Business Days of knowledge thereof, Seller shall furnish to Buyer notice of the following events:

(1)                                 a change in the insurance coverage required of Seller, any Guarantor or any Servicer which is an Affiliate pursuant to any Program Agreement, or any Underlying Repurchase Counterparty with a copy of evidence of same attached;

(2)                                 any material dispute, litigation, investigation, proceeding or suspension between Seller, Servicer or any Underlying Repurchase Counterparty or any Servicer which is an Affiliate, on the one hand, and any Governmental Authority or any Person;

(3)                                 any material change in accounting policies or financial reporting practices of Seller or any Servicer which is an Affiliate;

(4)                                 with respect to any Purchased Mortgage Loan, that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged, in each case, so as to affect adversely the value of such Mortgaged Loan;

(5)                                 any material issues raised upon examination of Seller, any Underlying Repurchase Counterparty or Seller’s or any Underlying Repurchase Counterparty’s facilities by any Governmental Authority;

(6)                                 any material change in the Indebtedness of the Seller, including, without limitation, any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto;

(7)                                 any default related to any Repurchase Asset, including, without limitation, any default under any Underlying Repurchase Documents, or any lien or security interest (other than security interests created hereby or by the other Program Agreements) on, or claim asserted against, any of the Purchased Mortgage Loans;

(8)                                 any Underlying Repurchase Counterparty for any reason ceases to possess all applicable Agency approvals, or an event has occurred or Underlying Repurchase Counterparty has a reason to believe or suspect that an event will occur prior to the issuance of the Agency Security or the consummation of the Take-Out Commitment, that will require notification to an Agency or the Department of Housing and Urban Development, FHA or VA;

(9)                                 any other event, circumstance or condition that has resulted, or is reasonably likely to result, in a Material Adverse Effect with respect to Seller or any Servicer which is an Affiliate;

(10)                          the occurrence of any material employment dispute that has the possibility of resulting in a Material Adverse Effect; and

(11)                          any notice Seller receives from an Underlying Repurchase Counterparty in accordance with the terms of the Underlying Repurchase Documents relating to a material event, circumstance or condition affecting the Underlying Repurchase Counterparty or Servicer.

d.                                            Portfolio Performance Data.  On the first Reporting Date of each calendar month, Seller will furnish to Buyer electronically, in a format mutually acceptable to Buyer and Seller, servicing information, including, without limitation, those fields reasonably requested by Buyer from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Purchased Mortgage Loans serviced by Seller or any Servicer for the month (or any portion thereof) prior to the Reporting Date.  In addition to the foregoing information on each Reporting Date, Seller will furnish to Buyer such information upon (i) the occurrence and continuation of an Event of Default and (ii) upon any Purchased Mortgage Loan becoming an Aged Loan.

e.                                             Monthly Summary Reports.  Within thirty (30) days following the receipt by Buyer of the Officer’s Compliance Certificate, a Monthly Summary Report.

f.                                              Other Reports.  Seller shall deliver to Buyer any other reports or information reasonably requested by Buyer or as otherwise required pursuant to this Agreement including, without limitation, any reports or information received from any Underlying Repurchase Counterparty.

18.                               Repurchase Transactions

Buyer may, in its sole election, engage in repurchase transactions with the Purchased Mortgage Loans or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Mortgage Loans with a counterparty of Buyer’s choice.  Unless an Event of Default shall have occurred and be continuing, no such transaction shall relieve Buyer of its obligations to transfer Purchased Mortgage Loans to Seller pursuant to Section 4 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 7 hereof.  In the event Buyer engages in a repurchase transaction with any of the Purchased Mortgage Loans or otherwise pledges or hypothecates any of the Purchased Mortgage Loans, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Mortgage Loans that are subject to such repurchase transaction.

19.                               Single Agreement

Buyer and Seller acknowledge they have and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other.  Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set-off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

20.                               Notices and Other Communications

Any and all notices (with the exception of Transaction Requests, which shall be delivered via electronic mail or other electronic medium agreed to by the Buyer and the Seller), statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger overnight courier or delivery service or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other.  All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.  In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.

If to Seller or any Guarantor:

19500 Jamboree Road

Irvine, CA 92612

Attention: Ron Morrison

Phone: (949) 475-3942

Fax: (949) 706-6208

E-mail: Ron.Morrison@impaccompanies.com

with a copy to:

19500 Jamboree Road

Irvine, CA 92612

Attention: Todd Taylor

(949) 475-6509

E-mail: Todd.Taylor@impaccompanies.com

If to Buyer:

For Transaction Requests:

CSFBMC LLC

c/o Credit Suisse Securities (USA) LLC

One Madison Avenue, 2nd floor

New York, New York  10010

Attention: Christopher Bergs, Resi Mortgage Warehouse Ops

Phone:  212-538-5087

E-mail: christopher.bergs@credit-suisse.com

with a copy to:

Credit Suisse First Boston Mortgage Capital LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, 4th Floor

New York, NY  10010

Attention:  Bruce Kaiserman

E-mail: bruce.kaiserman@credit-suisse.com

For all other Notices:

Credit Suisse First Boston Mortgage Capital LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, 4th Floor

Attention:  Margaret Dellafera

New York, New York  10010

Phone Number: 212-325-6471

Fax Number:  212-743-4810

E-mail: margaret.dellafera@credit-suisse.com

with a copy to:

Credit Suisse First Boston Mortgage Capital LLC

c/o Credit Suisse Securities (USA) LLC

One Madison Avenue, 9th Floor

New York, NY  10010

Attention: Legal Department—RMBS Warehouse Lending

Fax Number: (212) 322-2376

21.                               Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

22.                               Non assignability

The Program Agreements are not assignable by Seller or either Guarantor.  Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Program Agreements; provided, however that Buyer shall maintain as agent of Seller, for review by Seller upon written request, a register of assignees and a copy of an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned.  Upon such assignment, (a) such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it to either (i) an Affiliate of Buyer which assumes the obligations of Buyer or (ii) another Person approved by Seller (such approval not to be unreasonably withheld) which assumes the obligations of Buyer, be released from its obligations hereunder and under the Program Agreements.  Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing.  Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller.

23.                               Set-off

In addition to any rights and remedies of the Buyer hereunder and by law, the Buyer shall have the right, without prior notice to the Seller, Impac or IRES, any such notice being expressly waived by the Seller, Impac and IRES to the extent permitted by applicable law to set-off and appropriate and apply against any Obligation from Seller, Impac or IRES thereof to Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from the Buyer or any Affiliate thereof to or for the credit or the account of the Seller, Impac or IRES.  The Buyer agrees promptly to notify the Seller, Impac or IRES after any such set off and application made by the Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.

24.                               Binding Effect; Governing Law; Jurisdiction

a.                                            This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Seller acknowledges that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Buyer.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

b.                                            SELLER AND EACH GUARANTOR HEREBY WAIVE TRIAL BY JURY.  SELLER AND EACH GUARANTOR HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE PERSONAL JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING.  SELLER AND EACH GUARANTOR HEREBY SUBMIT TO, AND WAIVE ANY OBJECTION THEY MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

25.                               No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder.  No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto.  Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6.a, 16.a or otherwise, will not constitute a waiver of any right to do so at a later date.

26.                               Intent

a.                                            The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.  Seller and Buyer further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).

b.                                      Buyer’s right to liquidate the Purchased Mortgage Loans delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5).

c.                                             The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

d.                                            It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

e.                                             This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 555 and Section 559 under the Bankruptcy Code.

f.                                              Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

27.                               Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

a.                                            in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of the SIPA do not protect the other party with respect to any Transaction hereunder;

b.                                            in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

c.                                             in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

28.                               Power of Attorney

Seller hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets without Seller’s signature thereon as Buyer, at its option, may deem appropriate.  Seller hereby appoints Buyer as Seller’s agent and attorney-in-fact and exercise all rights and remedies of Seller thereunder and to act as attorney-in-fact for Underlying Repurchase Counterparty to execute any such financing statement or statements in Seller’s name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Repurchase Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of Seller as its agent and attorney-in-fact.  This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent.  Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 28.  In addition the foregoing, the Seller agrees to execute a Power of Attorney, in the form of Exhibit D hereto, to be delivered on the date hereof.

29.                               Buyer May Act Through Affiliates

Buyer may, from time to time, designate one or more Affiliates for the purpose of performing any action hereunder.

30.                               Indemnification; Obligations

a.                                            Seller agrees to hold Buyer and each of its respective Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all third party liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Transaction Request, any Program Agreement, any Underlying Repurchase Document or any transaction contemplated hereby or thereby resulting from anything other than the Indemnified Party’s gross negligence or willful misconduct.  Seller also agrees to reimburse each Indemnified Party for all reasonable expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, any Transaction Request and any Program Agreement, including, without limitation, the reasonable fees and disbursements of counsel.  Seller’s agreements in this Section 30 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement.  Seller hereby acknowledges that its obligations hereunder are recourse obligations of Seller and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Mortgage Loans.  Seller also agrees not to assert any claim against Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby.  THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

b.                                            Without limitation to the provisions of Section 4, if any payment of the Repurchase Price of any Transaction is made by Seller other than on the then scheduled Repurchase Date thereto as a result of an acceleration of the Repurchase Date pursuant to Section 16 or for any other reason, Seller shall, upon demand by Buyer, pay to Buyer an amount sufficient to compensate Buyer for any losses, costs or expenses that it may reasonably incur as of a result of such payment.

c.                                             Without limiting the provisions of Section 30.a hereof, if Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Buyer, in its sole discretion.

31.                               Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

32.                               Confidentiality

a.                                            This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Buyer and shall be held by Seller and each Guarantor in strict confidence and shall not be disclosed to any third party without the written consent of Buyer except for (i) disclosure to Seller’s or Guarantors’ direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body.

b.                                            Buyer agrees to keep confidential all non-public information provided to it by Seller, either Guarantor or an Affiliate thereof pursuant to this Agreement or any other Program Agreement that is designated by such Person as confidential and such information shall not be disclosed to any third party without the written consent of Seller except for (i) disclosure to any participant or assignee (each, a “Transferee”) of Buyer or prospective Transferee which, in each case, executes a Confidentiality Agreement, (ii) disclosure to Buyer’s direct and indirect Affiliates and Subsidiaries, employees, directors, agents, attorneys, accountants or other professional advisors, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (iii) disclosure required by law, rule, regulation or order of a court or other regulatory body, (iv) disclosure in connection with the enforcement of any of the provisions of this Agreement, (v) to the extent to such Confidential Information is in the public domain other than due to a breach of this Section 32 or (vi) such other circumstances as are reasonably within the discretion of a public company in order to meet its corporate obligations; provided that in the case of (vi) Buyer shall take reasonable actions to provide Seller with prior written consent.

c.                                             Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, Non-Utilization Fee, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the Buyer.

d.                                            Notwithstanding anything in this Agreement to the contrary, the Seller shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Mortgage Loans and/or any applicable terms of this Agreement (the “Confidential Information”).  The Seller understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “Act”), and the Seller agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws.  The Seller shall implement such physical and other security measures as shall be necessary to (i) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of Buyer or any Affiliate of Buyer which the Seller holds, (ii) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (iii) protect against any unauthorized access to or use of such nonpublic personal information. The Seller represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect.  Upon request, the Seller will provide evidence reasonably satisfactory to allow Buyer to confirm that the providing party has satisfied its obligations as required under this Section.  Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of the Seller.  The Seller shall notify Buyer immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer or any Affiliate of Buyer provided directly to the Seller by Buyer or such Affiliate.  The Seller shall provide such notice to Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

e.                                             Notwithstanding anything in this Agreement to the contrary, Buyer shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Mortgage Loans and/or any applicable terms of this Agreement (the “Seller Confidential Information”).  Buyer understands that the Seller Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Act, and Buyer agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws.  Buyer shall implement such physical and other security measures as shall be necessary to (i) ensure the security and confidentiality of the “nonpublic personal information” of the “customers”, “consumers” (as those terms are defined in the Act) of Seller, a Guarantor or any Affiliate of Seller or Guarantors which Buyer holds, (ii) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (iii) protect against any unauthorized access to or use of such nonpublic personal information.  Buyer represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect.  Buyer shall notify Seller timely following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers, and consumers of Seller, a Guarantor or any Affiliate of Seller or Guarantors provided directly to the Buyer by Seller or such Affiliate.  The Buyer shall provide such notice to Seller by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

33.                               Recording of Communications

Buyer, Seller and Guarantors shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions.  Buyer, Seller and Guarantors consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings.  The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement if the Persons reflected in the transcript had authority to bind the relevant party.

34.                               Periodic Due Diligence Review

Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Seller and the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, for the purpose of performing quality control review of the Mortgage Loans or otherwise, and Seller agrees that upon reasonable (but no less than five (5) Business Days’) prior notice unless an Event of Default shall have occurred and be continuing, in which case no notice is required, to Seller, Seller agrees to permit or shall cause Underlying Repurchase Counterparty to permit Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, data, records, agreements, instruments or information relating to such Mortgage Loans (including, without limitation, quality control review) in the possession or under the control of Seller, Underlying Repurchase Counterparty and/or the Custodian.  Seller also shall make available or cause Underlying Repurchase Counterparty to make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans.  Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Buyer in the Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering Broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan.  Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting.  Seller agrees to cooperate or cause Underlying Repurchase Counterparty to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller.  Seller further agrees that Seller shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 34.

35.                               Approval of Underlying Repurchase Counterparties and Servicers

a.              Seller shall provide Buyer with (a) a written list of proposed Underlying Repurchase Counterparties and (b) any reasonably requested information with respect to such proposed Underlying Repurchase Counterparties, in each case, prior to Buyer’s purchase of any Mortgage Loan subject to the respective Underlying Repurchase Documents.  Buyer in its sole and absolute discretion exercised in good faith may reject any proposed Underlying Repurchase Counterparty by providing written notice in accordance with Section 20 hereof to Seller within ten (10) Business Days after Seller provides such written list of proposed Underlying Repurchase Counterparties.  If Buyer does not approve an Underlying Repurchase Counterparty by providing a written notice to Seller within ten (10) Business Days after Seller provides the written list of proposed Underlying Repurchase Counterparties, then such Underlying Repurchase Counterparties shall be deemed accepted by Buyer for the purposes of this Agreement.  After an Underlying Repurchase Counterparty is approved by Buyer as an Underlying Repurchase Counterparty for the purposes of this Agreement, Buyer may in its sole and absolute discretion reject any previously approved Underlying Repurchase Counterparty by providing to Seller at least thirty (30) days’ prior written notice in accordance with Section 20 hereof; provided that upon a Default or Event of Default only one (1) Business Day’s prior written notice shall be required.  Upon delivery of such written notice, Buyer shall no longer enter into new Transactions hereunder with respect to Mortgage Loans owned by such Underlying Repurchase Counterparty and the Buyer shall repurchase any Mortgage Loans subject to Transactions hereunder owned by such Underlying Repurchase Counterparty within the timeframe set forth in such notice.  Following any such rejection of a previously approved Underlying Repurchase Counterparty, Seller shall not sell to Buyer hereunder any Mortgage Loans purchased by Seller from such previously approved Underlying Repurchase Counterparty and any such Mortgage Loans may be assigned a Market Value of zero in Buyer’s good faith discretion.

b.                                      Seller shall provide Buyer with (a) a written list of proposed Servicers and (b) any reasonably requested information with respect to such proposed Servicers, in each case, prior to any Servicer being engaged with respect to a prospective Purchased Mortgage Loan.  Buyer in its sole and absolute discretion exercised in good faith may reject any proposed Servicer by providing written notice in accordance with Section 20 hereof to Seller within ten (10) Business Days after Seller provides such written list of proposed Servicers.  If Buyer does not approve a Servicer by providing a written notice to Seller within ten (10) Business Days after Seller provides the written list of proposed Servicers, then such Servicers shall be deemed accepted by Buyer for the purposes of this Agreement.  After a Servicer is approved by Buyer as a Servicer for the purposes of this Agreement, Buyer may in its sole good faith discretion reject any previously approved Servicer by providing to Seller at least thirty (30) days’ prior written notice in accordance with Section 20 hereof; provided that upon a Default or Event of Default only one (1) Business Day’s prior written notice shall be required.  Upon delivery of such written notice, Seller shall not engage such Servicer to service any additional Mortgage Loans and any such Mortgage Loans serviced by such Servicer shall be transferred to an approved Servicer.

c.               Buyer, with or without cause, may instruct Seller to remove and discharge (i) MERS and MERSCORP Holdings, Inc., as Electronic Agent (as defined in the Underlying Electronic Tracking Agreement) from the performance of their duties under the Underlying Electronic Tracking Agreement with respect to some or all of the Purchased Mortgage Loans or (ii) the Custodian from the performance of its duties under the Underlying Custodial Agreement with respect to some or all of the Purchased Mortgage Loans.  If Buyer delivers such instruction to Seller, Seller shall promptly exercise its rights to terminate MERS, MERSCORP Holdings, Inc. or the Custodian, as applicable, in accordance with the related Underlying Repurchase Document.

36.                               Authorizations

Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Seller or Buyer to the extent set forth therein, as the case may be, under this Agreement.

37.                               Acknowledgement Of Anti-Predatory Lending Policies

Buyer has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan.

38.                               Documents Mutually Drafted

The Seller and the Buyer agree that this Agreement and each other Program Agreement prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

39.                               General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

a.                                            the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

b.                                            accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

c.                                             references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

d.                                           a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

e.                                             the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

f.                                              the term “include” or “including” shall mean without limitation by reason of enumeration;

g.                                             all times specified herein or in any other Program Agreement (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and

h.                                            all references herein or in any Program Agreement to “good faith” means good faith as defined in Section 1-201(19) of the UCC as in effect in the State of New York.

40.                               Conflicts

In the event of any conflict between the terms of this Agreement and any other Program Agreement, the documents shall control in the following order of priority:  first, the terms of the Pricing Side Letter shall prevail, then the terms of this Agreement shall prevail, and then the terms of the other Program Agreements shall prevail.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ Adam Loskove
	Name:	Adam Loskove
	Title:	Vice President

Excel Mortgage Servicing, Inc., as Seller

By:	/s/ Todd R. Taylor
	Name:	Todd R. Taylor
	Title:	EVP/CFO

Integrated Real Estate Service Corp., as Guarantor

By:	/s/ Todd R. Taylor
	Name:	Todd R. Taylor
	Title:	EVP/CFO

Impac Mortgage Holdings, Inc., as Guarantor

By:	/s/ William S. Ashmore
	Name:	William S. Ashmore
	Title:	President

Signature Page to the Master Repurchase Agreement

SCHEDULE 1

PART I

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO PURCHASED MORTGAGE LOANS

(a)                                 Payments Current.  All payments required to be made up to the Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited.  No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent at any time since the origination of the Mortgage Loan.  The first Monthly Payment shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note.

(b)                                 No Outstanding Charges.  All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.  Neither Seller nor the Qualified Originator from which Seller acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and/or interest thereunder.

(c)                                  Original Terms Unmodified.  The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Custodial Mortgage Loan Schedule.  The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Custodial Mortgage Loan Schedule.  No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Custodial Mortgage Loan Schedule.

(d)                                 No Defenses.  The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.  Unless otherwise permitted by the Underwriting Guidelines, Mortgagor (i) did not have a prior

Schedule 1-1

bankruptcy and (ii) did not previously own property that was the subject of a foreclosure during the time the Mortgagor was the owner of record.  Seller has no knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.  Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or materially adversely affect the value or marketability of the Mortgage Loan.

(e)                                  Hazard Insurance.  The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines.  If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974.  All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days’ prior written notice to the mortgagee.  No such notice has been received by Seller.  All premiums on such insurance policy have been paid.  The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect.  Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

Schedule 1-2

(f)                                   Environmental Compliance.  There does not exist on the Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other applicable federal, state or local environmental laws including, without limitation, asbestos, in each case in excess of the permitted limits and allowances set forth in such environmental laws to the extent such laws are applicable to the Mortgaged Property.  There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any applicable environmental law (including, without limitation, asbestos), rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.

(g)                                  Compliance with Applicable Laws.  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon demand, evidence of compliance with all such requirements.

(h)                                 No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission.  Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

(i)                                     Location and Type of Mortgaged Property.  The Mortgaged Property is located in an Acceptable State as identified in the Custodial Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development; provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or shall conform to underwriting guidelines acceptable to Buyer in its sole discretion and that no residence or dwelling is a mobile home.  No portion of the Mortgaged Property is used for commercial purposes; provided, that, the Mortgaged Property may be a mixed use property if such Mortgaged Property conforms to underwriting guidelines acceptable to Buyer in its sole discretion.

(j)                                    Valid First Lien.  The Mortgage is a valid, subsisting, enforceable and perfected with respect to each first lien Mortgage Loan, first priority lien and first priority security interest on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and

Schedule 1-3

air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing.  The lien of the Mortgage is subject only to:

a.                                      the lien of current real property taxes and assessments not yet due and payable;

b.                                      covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in Buyer’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

c.                                       other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and Seller has full right to pledge and assign the same to Buyer.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

(k)                                 Validity of Mortgage Documents.  The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties.  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan.  Seller has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.  To the best of Seller’s knowledge, except as disclosed to Buyer in writing, all tax identifications and property descriptions are legally sufficient; and tax segregation, where required, has been completed.

(l)                                     Full Disbursement of Proceeds.  There is no further requirement for future advances under the Mortgage Loan, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.  All broker fees have been

Schedule 1-4

properly assessed to the Mortgagor and no claims will arise as to broker fees that are double charged and for which the Mortgagor would be entitled to reimbursement.

(m)                             Ownership.  Seller has full right to sell the Mortgage Loan to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, Buyer will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.

(n)                                 Doing Business.  All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

(o)                                 Title Insurance.  The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage, as applicable, in the original principal amount of the Mortgage Loan, with respect to a Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (a), (b) and (c) of paragraph (i) of this Schedule 1, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein.  The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by

Schedule 1-5

any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(p)                                 No Defaults.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.

(q)                                 No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

(r)                                    Location of Improvements; No Encroachments.  All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.  All seller and/or builder cash concessions have been subtracted from the Appraised Value of the Mortgaged Property for purposes of determining the LTV.

(s)                                   Origination; Payment Terms.  The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority.  Principal and/or interest payments on the Mortgage Loan commenced no more than 60 days after funds were disbursed in connection with the Mortgage Loan.  No Mortgage Loan has a balloon payment feature.  To the extent required by the Underwriting Guidelines, the Mortgagor contributed at least five percent (5%) (or three and one-half percent (3.5%) for FHA Loans) of the purchase price for the Mortgaged Property from their own funds.  Interest on the Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months.  With respect to adjustable rate Mortgage Loans, the Mortgage Interest Rate is adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap.  The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and/or interest (subject to an “interest only” period in the case of Interest Only Loans), which installments of interest (a) with respect to adjustable rate Mortgage Loans are subject to change on the Interest Rate Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date and (b) with respect to Interest Only Loans are subject to change on the Interest Only Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Only Adjustment Date, in both cases with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization.

Schedule 1-6

(t)                                    Customary Provisions.  The Mortgage Note has a stated maturity.  The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.  Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property.  There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on the Seller or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of the Seller, Buyer or any servicer or any successor servicer to sell the related Mortgaged Property at a trustee’s sale or otherwise, or (z) the ability of the Seller, Buyer or any servicer or any successor servicer to foreclose on the related Mortgage.  The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae.

(u)                                 Occupancy of the Mortgaged Property.  As of the Purchase Date the Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be.  Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate.  With respect to any Mortgage Loan originated with an “owner-occupied” Mortgaged Property, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.

(v)                                 No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (i) above.

(w)                               Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(x)                                 Transfer of Mortgage Loans.  Except with respect to Mortgage Loans intended for purchase by GNMA and for Mortgage Loans registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

Schedule 1-7

(y)                                 Due-On-Sale.  Except with respect to Mortgage Loans intended for purchase by GNMA, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(z)                                  No Buydown Provisions; No Graduated Payments or Contingent Interests.  Except with respect to Agency Mortgage Loans, the Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision.  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

(aa)                          Consolidation of Future Advances.  Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(bb)                          No Condemnation Proceeding.  There have not been any condemnation proceedings with respect to the Mortgaged Property and Seller has no knowledge of any such proceedings.

(cc)                            Collection Practices; Escrow Deposits; Interest Rate Adjustments.  The origination and collection practices used by the originator, each servicer of the Mortgage Loan and Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper.  With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments have been collected in full compliance with state and federal law.  An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable.  No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note.  All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

(dd)                          Conversion to Fixed Interest Rate.  Except as allowed by Fannie Mae or Freddie Mac or otherwise as expressly approved in writing by Buyer, with respect to adjustable rate Mortgage Loans, the Mortgage Loan is not convertible to a fixed interest rate Mortgage Loan.

Schedule 1-8

(ee)                            Other Insurance Policies.  No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage.  In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or by any officer, director, or employee of Seller or any designee of Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

(ff)                              Servicemembers Civil Relief Act.  The Mortgagor has not notified Seller, and Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.

(gg)                            Appraisal.  Except as otherwise permitted by the terms of any relevant Agency program, the Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the funding of the Mortgage Loan by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. As of the origination date, no required appraisal is more than one hundred and twenty (120) days old.

(hh)                          Disclosure Materials.  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and Seller maintains such statement in the Mortgage File.

(ii)                                  Construction or Rehabilitation of Mortgaged Property.  No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

(jj)                                No Defense to Insurance Coverage.  No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.

Schedule 1-9

(kk)                          Capitalization of Interest.  The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

(ll)                                  No Equity Participation.  No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property.  The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

(mm)                  Proceeds of Mortgage Loan.  The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any Affiliate or correspondent of Seller, except in connection with a refinanced Mortgage Loan; provided, however, that other than with respect to FHA Loans and VA Loans originated in accordance with their respective guidelines, no such refinanced Mortgage Loan shall have been originated pursuant to a streamlined mortgage loan refinancing program.

(nn)                          Origination Date.  The Purchase Date is no more than thirty (30) days following the origination date.

(oo)                          No Exception.  The Custodian has not noted any material exceptions on a Custodial Mortgage Loan Schedule with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or Buyer’s interest in the Mortgage Loan.

(pp)                          Mortgage Submitted for Recordation.  The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(qq)                          Documents Genuine.  Such Purchased Mortgage Loan and all accompanying collateral documents are complete and authentic and all signatures thereon are genuine.  Such Purchased Mortgage Loan is a “closed” loan fully funded by Seller and held in Seller’s name.

(rr)                                Bona Fide Loan.  Such Purchased Mortgage Loan arose from a bona fide loan, complying with all applicable State and Federal laws and regulations, to persons having legal capacity to contract and is not subject to any defense, set-off or counterclaim.

(ss)                              Other Encumbrances.  To the best of Seller’s knowledge, any property subject to any security interest given in connection with such Purchased Mortgage Loan is not subject to any other encumbrances other than a stated first mortgage, if applicable, and encumbrances which may be allowed under the Underwriting Guidelines.

(tt)                                Description.  Each Purchased Mortgage Loan conforms to the description thereof as set forth on the related Custodial Mortgage Loan Schedule delivered to the Custodian and Buyer.

Schedule 1-10

(uu)                          Located in U.S.  No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a Purchased Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia.

(vv)                          Underwriting Guidelines.  Each Purchased Mortgage Loan has been originated in accordance with the Underwriting Guidelines (including all supplements or amendments thereto) previously provided to Buyer.

(ww)                      Aging.  Such Purchased Mortgage Loan has not been subject to a Transaction hereunder for more than the applicable Aging Limit.

(xx)                          Reserved.

(yy)                          Primary Mortgage Guaranty Insurance.  Each Mortgage Loan is insured as to payment defaults by a policy of primary mortgage guaranty insurance in the amount required where applicable, and by an insurer approved, by the applicable Take-out Investor, if applicable, and all provisions of such primary mortgage guaranty insurance have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Each Mortgage Loan which is represented to Buyer to have, or to be eligible for, FHA insurance is insured, or eligible to be insured, pursuant to the National Housing Act.  Each Mortgage Loan which is represented by Seller to be guaranteed, or to be eligible for guaranty, by the VA is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code.  As to each FHA insurance certificate or each VA guaranty certificate, Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to each Mortgage Loan.  There are no defenses, counterclaims, or rights of setoff affecting the Mortgage Loans or affecting the validity or enforceability of any private mortgage insurance or FHA insurance applicable to the Mortgage Loans or any VA guaranty with respect to the Mortgage Loans.

(zz)                            Tax Service.  The Mortgage Loan is covered by a life of loan, transferrable real estate tax service contract that may be assigned to Buyer.

(aaa)                   Predatory Lending Regulations; High Cost Loans.  No Mortgage Loan is classified as High Cost Mortgage Loans.

(bbb)                   Credit Score and Reporting.  As of the Purchase Date, the Mortgagor’s credit score as listed on the Mortgage Loan Schedule is no more than ninety (90) days old.  Full, complete and accurate information with respect to the Mortgagor’s credit file was furnished to Equifax, Experian and Trans Union Credit Information in accordance with the Fair Credit Reporting Act and its implementing regulations.

(ccc)                      Wet-Ink Mortgage Loans.  With respect to each Mortgage Loan that is a Wet-Ink Mortgage Loan, the Settlement Agent has been instructed in writing by Seller to hold the related Mortgage Loan Documents as agent and bailee for Buyer or Buyer agent and to

Schedule 1-11

promptly forward such Mortgage Loan Documents in accordance with the provisions of the Custodial Agreement and the Escrow Instruction Letter.

(ddd)                   FHA Mortgage Insurance; VA Loan Guaranty.  With respect to the FHA Loans, the FHA Mortgage Insurance Contract is in full force and effect and there exists no impairment to full recovery without indemnity to the Department of Housing and Urban Development or the FHA under FHA Mortgage Insurance.  With respect to the VA Loans, the VA Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein.  All necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set-off or defense.  Each FHA Loan and VA Loan was originated in accordance with the criteria of an Agency for purchase of such Mortgage Loans.

Schedule 1-12

SCHEDULE 1

PART 2

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO UNDERLYING REPURCHASE TRANSACTIONS

(a)                                 Validity of Underlying Repurchase Documents. The Underlying Repurchase Documents and any other agreement executed and delivered by the Underlying Repurchase Counterparty or guarantor thereto, as applicable, in connection with an Underlying Repurchase Transaction are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforcement may be affected by bankruptcy, by other insolvency laws or by general principles of equity.  Seller and the Underlying Repurchase Counterparty had legal capacity to enter into the Underlying Repurchase Transaction and the Underlying Repurchase Counterparty had the legal capacity to execute and deliver the Underlying Repurchase Documents and any such agreement, and the Underlying Repurchase Documents and any such other related agreement to which Seller or the Underlying Repurchase Counterparty are parties have been duly and properly executed by Seller and the Underlying Repurchase Counterparty, as applicable.  The Transaction and the Underlying Repurchase Documents are in full force and effect, and the enforceability of the Underlying Repurchase Documents has not been contested by the Underlying Repurchase Counterparty.

(b)                                 Original Terms Unmodified.  Except to the extent approved in writing by Buyer, the terms of the Underlying Repurchase Documents have not been impaired, altered or modified in any material respect.

(c)                                  No Defenses.  The Underlying Repurchase Transaction is not subject to any right of rescission, set-off, counterclaim or defense nor will the operation of any of the terms of any Underlying Repurchase Documents, or the exercise of any right thereunder, render any Underlying Repurchase Document unenforceable in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(d)                                 No Bankruptcy.  The Underlying Repurchase Counterparty is not subject to an Act of Insolvency.  The Underlying Repurchase Counterparty has not threatened and, to Seller’s knowledge, is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of the Underlying Repurchase Counterparty’s assets or any of the Mortgage Loans.

(e)                                  Compliance with Applicable Laws; Consents.  Any and all requirements of any federal, state or local law including, without limitation, usury, consumer credit protection, or disclosure laws applicable to the Underlying Repurchase Transaction have been complied with in all material respects, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Seller shall maintain in its possession, available for the inspection by Buyer, and shall deliver to Buyer, upon demand, evidence of

Schedule 1-13

compliance with all such requirements.  All consents of and all filings with any federal or state Governmental Authority necessary in connection with the execution, delivery or performance of the Underlying Repurchase Transaction have been obtained or made and are in full force and effect.

(f)                                   Delivery of Underlying Repurchase Documents.  True and correct fully executed copies of the Underlying Repurchase Documents have been delivered to Buyer.

(g)                                  Organization.  The Underlying Repurchase Counterparty has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation.  The Underlying Repurchase Counterparty has requisite power and authority to (i) own its properties, (ii) transact the business in which it is now engaged, (iii) execute and deliver the Underlying Repurchase Documents and (iv) consummate the transactions contemplated thereby.  The Underlying Repurchase Counterparty is duly qualified to do business and is in good standing in the jurisdictions where it is required to be so qualified in connection with the ownership, maintenance, management and operation of its business.  The Underlying Repurchase Counterparty possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged.

(h)                                 No Conflicts.  The execution, delivery and performance of the Underlying Repurchase Documents by the Underlying Repurchase Counterparty do not conflict with or constitute a default under, or result in the creation or imposition of any lien (other than pursuant to the Underlying Repurchase Documents) under, any material mortgage, deed of trust, Agreement, partnership agreement, or other agreement or instrument to which the Underlying Repurchase Counterparty is a party or to which any of its property is subject, nor will such action result in any violation of the provisions of any statute of any Governmental Authority having jurisdiction over the Underlying Repurchase Counterparty, and any qualification of or with any governmental authority required for the execution, delivery, and performance by the Underlying Repurchase Counterparty of the Underlying Repurchase Documents has been obtained and is in full force and effect.

(i)                                     Compliance.  The Underlying Repurchase Counterparty is in compliance in all material respects with all applicable legal requirements.  The Underlying Repurchase Counterparty is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might adversely affect the condition (financial or otherwise) or business of the Underlying Repurchase Counterparty.

(j)                                    Underlying Repurchase Transaction Not Assigned.  No Underlying Repurchase Transaction Document is assigned to any third party.  No Underlying Repurchase Counterparty has sold, assigned, transferred or otherwise disposed of, or granted any option with respect to, or pledged, hypothecated or granted a security interest in or lien on or otherwise encumbered (except pursuant to the Underlying Repurchase Documents), any of the Purchased Mortgage Loans or any interest therein. The Underlying Repurchase Documents permit Seller to sell, assign, pledge, transfer or rehypothecate the Mortgage Loans and all other collateral purchased by Seller pursuant to the Underlying Repurchase Documents.

Schedule 1-14

(k)                                 Solvency.  The transfer of the Mortgage Loans subject to the Underlying Repurchase Documents is not undertaken with the intent to hinder, delay or defraud any of the Underlying Repurchase Counterparty’s creditors.  The Underlying Repurchase Counterparty is not insolvent within the meaning of 11 U.S.C. Section 101(32) and the transfer and pledge of the Mortgage Loans pursuant to the Underlying Repurchase Documents (i) will not cause the Underlying Repurchase Counterparty to become insolvent, (ii) will not result in any property remaining with the Underlying Repurchase Counterparty to be unreasonably small capital, and (iii) will not result in debts that would be beyond the Underlying Repurchase Counterparty’s ability to pay as same mature.  The Underlying Repurchase Counterparty receives reasonably equivalent value in exchange for the transfer and pledge of the Mortgage Loans in accordance with the Underlying Repurchase Documents.

(l)                                     Ownership.  Underlying Repurchase Counterparty has sold the Underlying Mortgage Loan on a servicing-released basis to the Seller under the Underlying Repurchase Transaction. Underlying Repurchase Counterparty has good, indefeasible and marketable title to the Mortgage Loans, and has full right to transfer, pledge and assign the Mortgage Loans to Seller free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge the Mortgage Loans pursuant to the Underlying Repurchase Documents, and following the transfer and pledge of the Mortgage Loans, Seller will hold such Mortgage Loans free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created other than those created under this Agreement.

(m)                             Agency Approvals.  In the event the applicable Underlying Repurchase Counterparty becomes an FHA Approved Mortgagee, a VA Approved Lender and a GNMA Approved Lender, such Underlying Repurchase Counterparty shall remain an FHA Approved Mortgagee, a VA Approved Lender and a GNMA Approved Lender, as applicable.  In the event the applicable Underlying Repurchase Counterparty is also approved by Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, such Underlying Repurchase Counterparty shall remain so approved.  In each such case, the applicable Underlying Repurchase Counterparty is in good standing, with no event having occurred or such Underlying Repurchase Counterparty having any reason whatsoever to believe or suspect will occur prior to the issuance of the Agency Security or the consummation of the Take-out Commitment, as the case may be, including, without limitation, a change in insurance coverage which would either make such Underlying Repurchase Counterparty unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA.

(n)                                 No Plan Assets.  The related Underlying Repurchase Counterparty is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of the Mortgagor constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

(o)                                 No Prohibited Persons.  Neither the related Underlying Repurchase

Schedule 1-15

Counterparty nor any of its affiliates, officers, directors, partners or members, is an entity or person (or to Seller’s knowledge after due inquiry, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above.

(p)                                 Mortgage Loans Assignable; Buyer’s Security Interest.  The Underlying Mortgage Loan Documents and Underlying Repurchase Documents have been delivered to Buyer and the UCC-1 Financing Statement naming the Underlying Repurchase Counterparty as debtor and Seller as secured party and identifying the Mortgage Loans as collateral has been filed in the applicable filing office.

(q)                                 Underlying Repurchase Counterparty Diligence.  Seller has delivered to Buyer all information regarding the applicable Underlying Repurchase Counterparty as Buyer has requested and such information is satisfactory to Buyer in all material respects.

(r)                                    Underlying Repurchase Documents. The Underlying Repurchase Documents are “repurchase agreements” within the meaning of Section 559 of the Bankruptcy Code.

(s)                                   True and Complete Disclosure.  All information, reports, exhibits, schedules, financial statements or certificates of each Underlying Repurchase Counterparty or any of its officers furnished or to be furnished to Buyer in connection with the initial or any ongoing due diligence of any Underlying Repurchase Counterparty or officer thereof, negotiation, preparation, or delivery of the Program Agreements are true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All financial statements have been prepared in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, year-end adjustments and cash flow statements).

(t)                                    Material Adverse Change.  There has been no material adverse change in the business, operations, financial condition, properties or prospects of any Underlying Repurchase Counterparty since the date set forth in the most recent financial statements supplied to Buyer as determined by Buyer in its sole good faith discretion and there is no other condition which, in Buyer’s sole good faith discretion, constitutes a material impairment of any Underlying Repurchase Counterparty’s ability to perform its obligations under the Underlying Repurchase Documents.

(u)                                 Insurance.  The Underlying Repurchase Counterparty maintains, for itself and its Subsidiaries, Fidelity Insurance in an aggregate amount at least equal to $300,000.  Each Underlying Repurchase Counterparty maintains, for itself and its Subsidiaries, Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection

Schedule 1-16

with all or any portion of the Mortgage Loans it originates.  The Underlying Repurchase Counterparty will notify the Buyer of any material change in the terms of any such Fidelity Insurance.

(v)                                 Government Action.  No Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority has taken any action, which has not been discontinued or stayed within thirty (30) days: (i) to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of the Underlying Repurchase Counterparty or any Affiliate thereof, (ii) to displace the management of the Underlying Repurchase Counterparty or any Affiliate thereof, (iii) to curtail its authority in the conduct of the business of the Underlying Repurchase Counterparty or any Affiliate thereof, or (iv) in the nature of enforcement, to remove, limit or restrict the approval of such Underlying Repurchase Counterparty or Affiliate as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby.

(w)                               Financial Statements.  The Underlying Repurchase Counterparty’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are not qualified or limited by reference to the status of such Underlying Repurchase Counterparty as a “going concern” or a reference of similar import.

(x)                                 Reserved.

(y)                                 Litigation.  There is no action, proceeding or investigation pending with respect to which the Underlying Repurchase Counterparty has received service of process or, to the best of such Underlying Repurchase Counterparty’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of any Underlying Repurchase Document, (B) seeking to prevent the consummation of any of the transactions contemplated any Underlying Repurchase Document, (C) making a claim individually in an amount greater than $1,000,000 or in an aggregate amount greater than $5,000,000, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of any Underlying Repurchase Document.

Schedule 1-17

SCHEDULE 2

AUTHORIZED REPRESENTATIVES

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Authorized Representatives for execution of Program Agreements and amendments

Name	Title	Signature

Authorized Representatives for execution of Transaction Requests and day-to-day operational functions

Name	Title	Signature

Signature Page to the Master Repurchase Agreement

BUYER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Buyer under this Agreement:

Name	Title	Signature
Bruce Kaiserman
Margaret Dellafera
Adam Loskove

Signature Page to the Master Repurchase Agreement

EXHIBIT A

RESERVED

A-1

EXHIBIT B

RESERVED

B-1

EXHIBIT C

RESERVED

C-1

EXHIBIT D

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Excel Mortgage Servicing, Inc.  (“Seller”) hereby irrevocably constitutes and appoints Credit Suisse First Boston Mortgage Capital LLC (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion:

(a)                                 in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under the Master Repurchase Agreement (Repledge Facility) (as amended, restated or modified) dated September 18, 2013 (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(b)                                 to pay or discharge taxes and liens levied or placed on or threatened against the Assets;

(c)                                  (i) to direct any party liable for any payment under any Assets, including without limitation, any Underlying Repurchase Counterparty under any Underlying Repurchase Document, to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets including without limitation, from any Underlying Repurchase Counterparty under any Underlying Repurchase Document; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets including without limitation, with respect to any Underlying Repurchase Counterparty under any Underlying Repurchase Document; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets including without limitation, any Underlying Repurchase Document; (v) to defend any suit, action or proceeding brought against Seller with respect to any Assets, (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (vii) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do, including without limitation, in each case, with respect to any Underlying Repurchase Counterparty and any Underlying Repurchase Document;

(d)                                 for the purpose of carrying out the transfer of servicing with respect to the Assets including without limitation, directing any Underlying Repurchase Counterparty under any Underlying Repurchase Document, from Seller or any third party to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and send or cause to be sent “good bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole discretion;

(e)                                  for the purpose of delivering any notices of sale including without limitation, on behalf of any Underlying Repurchase Counterparty under any Underlying Repurchase Document, to mortgagors or other third parties, including without limitation, those required by law.

(f)                                   For the purpose of acting as attorney-in-fact for any Underlying Repurchase Counterparty pursuant to any power of attorney granted to Seller by such Underlying Repurchase Counterparty.

Seller hereby ratifies Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement.

Seller also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Assets and shall not impose any duty upon it to exercise any such powers.  Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF BUYER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK.  SIGNATURES FOLLOW.]

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and Seller’s seal to be affixed this              day of                         , 201      .

Excel Mortgage Servicing, Inc.

By:
Name:
Title:

Signature Page to Power of Attorney

STATE OF	)
	)	ss.:
COUNTY OF	)

On the              day of                         , 201     before me, a Notary Public in and for said State, personally appeared                                                                 , known to me to be                                                                            of Excel Mortgage Servicing, Inc., the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

Signature Page to Power of Attorney

EXHIBIT E

FORM OF OPINION OF SELLER’S COUNSEL

                 ,

Credit Suisse First Boston Mortgage Capital LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

We have acted as counsel to Excel Mortgage Servicing, Inc. (“Seller”), Integrated Real Estate Service Corp. (“IRES”) and Impac Mortgage Holdings, Inc. (a “Guarantor”, together with IRES, the “Guarantors”) in connection with the sale and repurchase by Seller of certain loans (the “Mortgage Loans”) purchased from time to time (each such date, a “Purchase Date”) by Credit Suisse First Boston Mortgage Capital LLC (“Buyer”) pursuant to a Master Repurchase Agreement (Repledge Facility), dated as of September 18, 2013, among Seller, Guarantors and Buyer (the “Master Repurchase Agreement”) and Guarantors’ guarantee of Seller’s obligations under the Master Repurchase Agreement pursuant to the Guaranty dated as of September 18, 2013 (the “Guaranty”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Master Repurchase Agreement.

We have acted as counsel to Seller and Guarantors in connection with the preparation, execution and delivery of the Master Repurchase Agreement and the Guaranty.

In connection with rendering this opinion, we have examined such documents as we have deemed necessary or advisable, including the following documents:

a.                                      The Program Agreements;

b.                                      The organizational documents of Seller and the Guarantors;

c.                                       The certified Consents of the Officer of Seller and each Guarantor relating to the transactions provided for in the Program Agreements;

d.                                      A copy of a UCC-1 financing statement describing the Repurchase Assets naming Seller as debtor and Buyer as secured party, which will be filed under the Uniform Commercial Code as in effect in the State of                        with the office of the [Secretary of the State] of                    (the “Filing Office”) on or about                      , 20     (the “Financing Statement”);

e.                                       The reports attached hereto as Exhibit A (the “Search Reports”), which set forth the results of an examination conducted by [Federal Research Corporation] of all currently indexed UCC-1 financing statements naming Seller as debtor that are on file in the Filing Office;

f.                                        [Good standing certificates, as of a recent date, for Seller and each Guarantor from each of the States listed on Schedule 1 attached hereto;] and

g.                                       The certificates, letters and opinions required to be furnished by Seller, Guarantors and others in connection with the execution of the Program Agreements, and the additional certificates, letter and documents delivered by or on behalf of such parties concurrently herewith.

For purposes of the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based solely upon the foregoing, we are of the opinion that:

1.                                      Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of [[          ]], and has the corporate power and authority to own its properties and transact the business in which it is engaged.  Seller is duly qualified as a foreign [[          ]] to transact business in, and is in good standing under, the laws of each state in which a mortgaged property is located or is otherwise exempt under applicable law from such qualification.  The principal place of business of Seller is located at                       .

2.                                      IRES is a corporation, duly organized, validly existing and in good standing under the laws of the State of                 , and has the corporate power and authority to own its properties and transact the business in which it is engaged.  IRES is duly qualified as a foreign corporation to transact business in, and is in good standing under, the laws of each state in which a mortgaged property is located or is otherwise exempt under applicable law from such qualification.  The principal place of business of IRES is located at               .  Impac Mortgage Holdings, Inc. is a corporation, duly organized, validly existing and in good standing under the laws of the State of                 , and has the corporate power and authority to own its properties and transact the business in which it is engaged.  Impac Mortgage Holdings, Inc. is duly qualified as a foreign corporation to transact business in, and is in good standing under, the laws of each state in which a mortgaged property is located or is otherwise exempt under applicable law from such qualification.  The principal place of business of Impac Mortgage Holdings, Inc. is located at               .

3.                                      Seller has the power to engage in the transactions contemplated by the Program Agreements, and has all requisite power, authority and legal right to execute and deliver the Program Agreements, to transfer and deliver the Purchased Mortgage Loans, to pledge the Repurchase Assets and to perform and observe the terms and conditions of the Program Agreements.  Each Guarantor has the power, authority and legal right to issue and deliver the Guaranty and to perform and observe the terms and conditions thereof.

4.                                      The Program Agreements have been duly and validly authorized, executed and delivered by each of Seller and each Guarantor, as applicable, and are valid, legal and binding agreements, enforceable against Seller and each Guarantor in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally, none of which will materially interfere with the realization of the benefits provided thereunder or with Buyer’s ownership of the Mortgage Loans.

5.                                      No consent, approval, authorization or order of, or notice, filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance by either Seller or Guarantors of, or compliance by such entity with, the Program Agreements, or the transfer of the Purchased Mortgage Loans or the pledge of the Repurchase Assets or the consummation of the transactions contemplated by the Program Agreements.

6.                                      Neither the transfer or delivery of the Mortgage Loans, nor the consummation of any other of the transactions contemplated in the Program Agreements, nor the fulfillment of the terms of the Program Agreements will result in a breach of or constitutes or will constitute a default under (a) the charter or by-laws of either of Seller or Guarantors, or the terms of any material indenture or other agreement or instrument to which either Seller or Guarantors is a party or by which it is bound or to which it is subject, (b) any contractual or legal restriction contained in any indenture, mortgage, deed of trust, agreement, instrument or other similar document to which Seller is a party or by which it is bound or to which it is subject, or (c) any statute or order, rule, regulation, writ, injunction or decree of any court, governmental authority or regulatory body to which either Seller or Guarantors or any of its properties is subject or by which it is bound.

7.                                      There are no actions, suits, proceedings or investigations pending or, to the best of our knowledge, threatened against either Seller or Guarantors that, in our judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of either Seller or Guarantors or in any material impairment of the right or ability of either Seller or Guarantors to carry on its business substantially as now conducted or in any material liability on the part of either Seller or Guarantors that would draw into question the validity of the Program Agreements, or of any action taken or to be taken in connection with the transactions contemplated thereby, or that would be likely to impair materially the ability of either Seller or Guarantors to perform under the terms of, the Program Agreements.

8.                                      The Master Repurchase Agreement is effective to create, in favor of the Buyer, a valid “security interest” as defined in Section 1-201(37) of the Uniform Commercial Code in all of the right, title and interest of the Seller in, to and under the Repurchase Assets, except that (a) such security interests will continue in Repurchase Assets after its sale, exchange or other disposition only to the extent provided in Section 9-315 of the Uniform Commercial Code, (b) the security interests in Repurchase Assets in which the Seller acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Seller may be limited by Section 552 of the Bankruptcy Code.

9.                                      When the Mortgage Notes are delivered to the Custodian, endorsed in blank by a duly authorized officer of Seller, the security interest referred to in Section [8] above in the Mortgage Notes will constitute a fully perfected first-priority security interest in all right, title and interest of Seller therein.

10.                               (a)                                 Upon the filing of Financing Statements with the Filing Office, the security interests referred to in Section [8] above will constitute a fully perfected security interest under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such

Repurchase Assets, to the extent that a security interest therein can be perfected by filing under the Uniform Commercial Code.

(b)                                 The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule 1 financing statements covering the Repurchase Assets as of the dates and times specified on Schedule 2.  The UCC Search Report identifies no Person who has filed in any Filing Office a financing statement describing the Repurchase Assets prior to the effective dates of the UCC Search Report.

11.                               Neither Seller nor any Guarantor is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Very truly yours,

EXHIBIT F

CERTIFICATE OF AN OFFICER OF THE SELLER [OR GUARANTOR]

The undersigned,                          of [Excel Mortgage Servicing, Inc.] [Integrated Real Estate Service Corp.] [Impac Mortgage Holdings, Inc.], a [STATE] [corporation] (the “[Seller] [Guarantor]”), hereby certifies on behalf of [Seller] [Guarantor] as follows:

1.                                      Attached hereto as Exhibit A is a copy of the formation documents of the [Seller] [Guarantor], as certified by the Secretary of State of the State of [STATE].

2.                                      Neither any amendment to the formation documents of the [Seller] [Guarantor] nor any other charter document with respect to the [Seller] [Guarantor] has been filed, recorded or executed since                    , 201    , and no authorization for the filing, recording or execution of any such amendment or other charter document is outstanding.

3.                                      Attached hereto as Exhibit B is a true, correct and complete copy of the By-laws of the [Seller] [Guarantor] as in effect as of the date hereof and at all times since                 , 201    .

4.                                      Attached hereto as Exhibit C is a true, correct and complete copy of resolutions adopted by the Board of Directors of the [Seller] [Guarantor] by unanimous written consent on                        , 201_ (the “Resolutions”). The Resolutions have not been further amended, modified or rescinded and are in full force and effect in the form adopted, and they are the only resolutions adopted by the Board of Directors of the [Seller] [Guarantor] or by any committee of or designated by such Board of Directors relating to the execution and delivery of, and performance of the transactions contemplated by the Master Repurchase Agreement (Repledge Facility) dated as of September 18, 2013 (the “Repurchase Agreement”), among the Seller, the Guarantors and Credit Suisse First Boston Mortgage Capital LLC (the “Buyer”).

5.                                      The Repurchase Agreement and the [Guarantee] are substantially in the form approved by the Resolutions or pursuant to authority duly granted by the Resolutions.

6.                                      The undersigned, as officers of the [Seller] [Guarantor] or as attorney-in-fact, are authorized to and have signed manually the Repurchase Agreement, the [Guarantee] or any other document delivered in connection with the transactions contemplated thereby, were duly elected or appointed, were qualified and acting as such officer or attorney-in-fact at the respective times of the signing and delivery thereof, and were duly authorized to sign such document on behalf of the [Seller] [Guarantor], and the signature of each such person appearing on any such document is the genuine signature of each such person.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of the            day of                                     , 201  .

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[Excel Mortgage Servicing, Inc.] [Integrated Real Estate Service Corp.] [Impac Mortgage Holdings, Inc.], as [Seller] [Guarantor]

By:
Name:
Title:

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Exhibit C to Officer’s Certificate of the Seller [or Guarantor]

CORPORATE RESOLUTIONS OF SELLER [OR GUARANTOR]

Action of the Board of Directors

Without a Meeting Pursuant to

Section        of

The undersigned, being the directors of [                                            ], a [national] banking [association] [corporation] (the “Seller”), do hereby consent to the taking of the following action without a meeting and do hereby adopt the following resolutions by written consent pursuant to Section                          of                              of the State of                     :

WHEREAS, it is in the best interests of the Seller to transfer from time to time to Buyer Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain or on demand, against the transfer of funds by Seller pursuant to the terms of the Repurchase Agreement (as defined below).

NOW, THEREFORE, be it

RESOLVED, that the execution, delivery and performance by the Seller of the Master Repurchase Agreement (Repledge Facility) (the “Repurchase Agreement”) to be entered into by the Seller,  Integrated Real Estate Service Corp. (“IRES”), Impac Mortgage Holdings, Inc. (a “Guarantor”, together with IRES, the “Guarantors”) and Credit Suisse First Boston Mortgage Capital LLC, as Buyer, substantially in the form of the draft dated September 18, 2013, attached hereto as Exhibit A, are hereby authorized and approved and that the [President] or any [Vice President] (collectively, the “Authorized Officers”) of the Seller be and each of them hereby is authorized and directed to execute and deliver the Repurchase Agreement to the Buyer with such changes as the officer executing the same shall approve, his execution and delivery thereof to be conclusive evidence of such approval;

RESOLVED, that the Authorized Officers hereby are, and each hereby is, authorized to execute and deliver all such aforementioned agreements on behalf of the Seller and to do or cause to be done, in the name and on behalf of the Seller, any and all such acts and things, and to execute, deliver and file in the name and on behalf of the Seller, any and all such agreements, applications, certificates, instructions, receipts and other documents and instruments, as such Authorized Officer may deem necessary, advisable or appropriate in order to carry out the purposes of the foregoing resolutions.

RESOLVED, that the proper officers, agents and counsel of the Seller are, and each of such officers, agents and counsel is, hereby authorized for and in the name and on behalf of the Seller to take all such further actions and to execute and deliver all such other agreements, instruments and documents, and to make all governmental filings, in the name and on behalf of

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the Seller and such officers are authorized to pay such fees, taxes and expenses, as advisable in order to fully carry out the intent and accomplish the purposes of the resolutions heretofore adopted hereby.

Dated as of:                         , 201

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EXHIBIT G

SELLER’S AND GUARANTORS’ TAX IDENTIFICATION NUMBER

Excel Mortgage Servicing, Inc.

Integrated Real Estate Service Corp.

Impac Mortgage Holdings, Inc.

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EXHIBIT H

EXISTING INDEBTEDNESS

None

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EXHIBIT I

FORM OF ESCROW INSTRUCTION LETTER TO BE PROVIDED BY SELLER BEFORE CLOSING

The escrow instruction letter (the “Escrow Instruction Letter”) shall also include the following instruction to the Settlement Agent (the “Escrow Agent”):

Credit Suisse First Boston Mortgage Capital LLC (the “Buyer”), has agreed to provide funds (“Escrow Funds”) on behalf of Excel Mortgage Servicing, Inc. to [UNDERLYING REPURCHASE COUNTERPARTY] to finance certain mortgage loans (the “Mortgage Loans”) for which you are acting as Escrow Agent.

You hereby agree that (a) you shall receive such Escrow Funds from Buyer to be disbursed in connection with this Escrow Instruction Letter, (b) you will hold such Escrow Funds in trust, without deduction, set-off or counterclaim for the sole and exclusive benefit of Buyer until such Escrow Funds are fully disbursed on behalf of Buyer in accordance with the instructions set forth herein, and (c) you will disburse such Escrow Funds on the date specified for closing (the “Closing Date”) only after you have followed the Escrow Instruction Letter’s requirements with respect to the Mortgage Loans.  In the event that the Escrow Funds cannot be disbursed on the Closing Date in accordance with the Escrow Instruction Letter, you agree to promptly remit the Escrow Funds to the Buyer by re-routing via wire transfer the Escrow Funds in immediately available funds, without deduction, set-off or counterclaim, back to the account specified in Buyer’s incoming wire transfer.

You further agree that, upon disbursement of the Escrow Funds, you will hold all Mortgage Loan Documents specified in the Escrow Instruction Letter in escrow as agent and bailee for Buyer, and will forward or cause to be forwarded the Mortgage Loan Documents and original Escrow Instruction Letter in connection with such Mortgage Loans by overnight courier to the Custodian within five (5) Business Days following the date of origination.

You agree that all fees, charges and expenses regarding your services to be performed pursuant to the Escrow Instruction Letter are to be paid by Seller or its borrowers, and Buyer shall have no liability with respect thereto.

You represent, warrant and covenant that you are not an affiliate of or otherwise controlled by Seller, and that you are acting as an independent contractor and not as an agent of Seller.

The provisions of this Escrow Instruction Letter may not be modified, amended or altered, except by written instrument, executed by the parties hereto and Buyer.  You understand that Buyer shall act in reliance upon the provisions set forth in this Escrow Instruction Letter, and that Buyer is an intended third party beneficiary hereof.

Whether or not an Escrow Instruction Letter executed by you is received by the Custodian, your acceptance of the Escrow Funds shall be deemed to constitute your acceptance of the Escrow Instruction Letter.

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EXHIBIT J

FORM OF SERVICER NOTICE

[Date]

[                                ], as Servicer

[ADDRESS]

Attention:

Re:                             Master Repurchase Agreement (Repledge Facility), dated as of September 18, 2013 (the “Repurchase Agreement”), by and among Excel Mortgage Servicing, Inc. (the “Seller”), Integrated Real Estate Service Corp. (“IRES”) and Impac Mortgage Holdings, Inc. (a “Guarantor”, together with IRES, the “Guarantors”) and Credit Suisse First Boston Mortgage Capital LLC (the “Buyer”).

Ladies and Gentlemen:

[                    ] (the “Servicer”) is servicing certain mortgage loans originated by [UNDERLYING REPURCHASE COUNTERPARTY] (“URC”) and purchased by Seller, which mortgage loans are serviced pursuant to that certain [Servicing Agreement], dated as of [               ,         ], between the Servicer and URC, as amended from time to time.  Pursuant to the Repurchase Agreement between Buyer and Seller, the Servicer is hereby notified that Seller has sold and pledged to Buyer certain mortgage loans which are serviced by Servicer which are subject to a security interest in favor of Buyer. Capitalized Terms used but not defined herein shall have the meaning assigned to such term in the Repurchase Agreement.

Section 1.  Servicing Rights.  In addition, Servicer hereby acknowledges that the Buyer has purchased the Purchased Mortgage Loans on a servicing released basis and Buyer shall have the same rights and remedies with respect to the Servicing Rights as it has with respect to the Repurchase Assets under the Repurchase Agreement.

Section 2.                                          Act as Servicer.

(a)  Upon receipt of a Notice of Event of Default from Buyer (“Notice of Event of Default”) in which Buyer shall identify the mortgage loans which are then pledged to Buyer under the Repurchase Agreement (the “Mortgage Loans”), the Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections, net of any servicing fees and advances then due and owing pursuant to the written agreement between Servicer and Seller, in accordance with Buyer’s written instructions.  Following such Notice of Event of Default, Servicer shall follow the instructions of Buyer with respect to the Mortgage Loans, including, without limitation, any instructions to transfer servicing, and shall deliver to Buyer any information with respect to the Mortgage Loans reasonably requested by Buyer.

(b)                                 Servicer further acknowledges that notwithstanding any prior owner of the Repurchase Assets, or any other agreement between such prior owner and the Servicer, Buyer’s rights are superior to any other claim by any party and Servicer shall follow the directions of Buyer and no other party, including, without limitation, the URC and the Seller.

(c)                                  Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or Notice of Event of Default delivered by Buyer, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or Notice of Event of Default.

Section 3.                                          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 4.                                          Entire Agreement; Severability.  This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 5.                                          Governing Law; Jurisdiction; Waiver of Trial by Jury.  (a) THIS SERVICER NOTICE AND PLEDGE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

(b)                                 SELLER AND SERVICER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING.  SERVICER HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION THEY MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

(c)                                  SELLER AND SERVICER HEREBY WAIVES TRIAL BY JURY.

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:
Name:
Title:

Excel Mortgage Servicing, Inc., as Seller

By:
Name:
Title:

[UNDERLYING REPURCHASE COUNTERPARTY]

By:
Name:
Title: